                                                                     Exhibit 4.1


                                                                  Execution Copy


                                NTL INCORPORATED

                                  $625,000,000

                          11 1/2% SENIOR NOTES DUE 2008

                                    INDENTURE

                          Dated as of November 2, 1998


                            The Chase Manhattan Bank

                                     Trustee

                                TABLE OF CONTENTS

ARTICLE I........................................................................................................    1
   Section 1.01. Definitions.....................................................................................    1
   Section 1.02. Other Definitions...............................................................................   13
   Section 1.03. Incorporation by Reference of Trust Indenture Act...............................................   13
   Section 1.04. Rules of Construction...........................................................................   14

ARTICLE II. THE NOTES............................................................................................   14
   Section 2.01. Form and Dating.................................................................................   14
   Section 2.02. Execution and Authentication....................................................................   16
   Section 2.03. Registrar and Paying Agent......................................................................   17
   Section 2.04. Paying Agent to Hold Money in Trust.............................................................   17
   Section 2.05. Holder Lists....................................................................................   17
   Section 2.06. Transfer and Exchange...........................................................................   18
   Section 2.07. Replacement Notes...............................................................................   22
   Section 2.08. Outstanding Notes...............................................................................   22
   Section 2.09. Treasury Notes..................................................................................   22
   Section 2.10. Temporary Notes; Global Notes...................................................................   22
   Section 2.11. Cancellation....................................................................................   23
   Section 2.12. Defaulted Interest..............................................................................   23

ARTICLE III. REDEMPTION..........................................................................................   24
   Section 3.01. Notices to Trustee..............................................................................   24
   Section 3.02. Selection of Notes to Be Redeemed...............................................................   24
   Section 3.03. Notice of Redemption............................................................................   24
   Section 3.04. Effect of Notice of Redemption..................................................................   25
   Section 3.05. Deposit of Redemption Price.....................................................................   25
   Section 3.06. Notes Redeemed in Part..........................................................................   25
   Section 3.07. Optional Redemption and Optional Tax Redemption.................................................   25
   Section 3.08. Mandatory Redemption............................................................................   25
   Section 3.09. Asset Sale Offer and Purchase Offer.............................................................   25

ARTICLE IV. COVENANTS............................................................................................   28
   Section 4.01. Payment of Notes................................................................................   28
   Section 4.02. Reports.........................................................................................   28
   Section 4.03. Compliance Certificate..........................................................................   29
   Section 4.04. Stay, Extension and Usury Laws..................................................................   29
   Section 4.05. Corporate Existence.............................................................................   29
   Section 4.06. Taxes...........................................................................................   30
   Section 4.07. Limitations on Liens............................................................................   30
   Section 4.08. Incurrence Of Indebtedness And Issuance Of Preferred Stock......................................   30
   Section 4.09. Restricted Payments.............................................................................   32
   Section 4.10. Asset Sales.....................................................................................   35
   Section 4.11. Transactions with Affiliates....................................................................   37
   Section 4.12. Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries......................   38
   Section 4.13. Change of Control...............................................................................   39
   Section 4.14. Payment of Additional Amounts...................................................................   40

ARTICLE V. SUCCESSORS............................................................................................   40
   Section 5.01. Merger, Consolidation or Sale of Assets.........................................................   40
   Section 5.02. Successor Corporation Substituted...............................................................   41

ARTICLE VI. DEFAULTS AND REMEDIES................................................................................   41
   Section 6.01. Events of Default...............................................................................   41
   Section 6.02. Acceleration....................................................................................   43
   Section 6.03. Other Remedies..................................................................................   44
   Section 6.04. Waiver of Past Defaults.........................................................................   44
   Section 6.05. Control by majority.............................................................................   44
   Section 6.06. Limitation on Suits.............................................................................   44
   Section 6.07. Rights of Holders to Receive Payment............................................................   45
   Section 6.08. Collection Suit by Trustee......................................................................   45
   Section 6.09. Trustee May File Proofs of Claim................................................................   45
   Section 6.10. Priorities......................................................................................   45
   Section 6.11. Undertaking for Costs...........................................................................   46

ARTICLE VII. TRUSTEE.............................................................................................   46
   Section 7.01. Duties of Trustee...............................................................................   46
   Section 7.02. Rights of Trustee...............................................................................   47
   Section 7.03. Individual Rights of Trustee....................................................................   47
   Section 7.04. Trustee's Disclaimer............................................................................   47
   Section 7.05. Notice of Defaults..............................................................................   47
   Section 7.06.  Reports by Trustee to Holders..................................................................   48
   Section 7.07. Compensation and Indemnity......................................................................   48
   Section 7.08. Replacement of Trustee..........................................................................   48
   Section 7.09. Successor Trustee by Merger, Etc................................................................   49
   Section 7.10. Eligibility; Disqualification...................................................................   49
   Section 7.11. Preferential Collection of Claims Against Company...............................................   50

ARTICLE VIII. DISCHARGE OF INDENTURE.............................................................................   50
   Section 8.01. Termination of Company's Obligations............................................................   50
   Section 8.02. Option to Effect Defeasance.....................................................................   50
   Section 8.03. Application of Trust Money......................................................................   52
   Section 8.04. Repayment to Company............................................................................   52
   Section 8.05. Reinstatement...................................................................................   52

ARTICLE IX. AMENDMENTS, SUPPLEMENTS AND WAIVERS..................................................................   53
   Section 9.01. Without Consent of Holders......................................................................   53
   Section 9.02. With Consent of Holders.........................................................................   53
   Section 9.03. Compliance with Trust Indenture Act.............................................................   54
   Section 9.04. Revocation and Effect of Consents...............................................................   54
   Section 9.05. Notation on or Exchange of Notes................................................................   54
   Section 9.06. Trustee Protected...............................................................................   55

ARTICLE X. MISCELLANEOUS.........................................................................................   55
   Section 10.01.  Trust Indenture Act Controls..................................................................   55
   Section 10.02.  Notices.......................................................................................   55
   Section 10.03.  Communication by Holders with Other Holders...................................................   55
   Section 10.04.  Certificate and Opinion as to Conditions Precedent............................................   56
   Section 10.05.  Statements Required in Certificate or Opinion.................................................   56
   Section 10.06.  Rules by Trustee and Agents...................................................................   56
   Section 10.07.  Legal Holidays................................................................................   56
   Section 10.08.  No Recourse Against Others....................................................................   56

   Section 10.09.  Counterparts and Facsimile Signatures.........................................................   57
   Section 10.10.  Variable Provisions...........................................................................   57
   Section 10.11.  Governing Law.................................................................................   57
   Section 10.12.  No Adverse Interpretation of Other Agreements.................................................   58
   Section 10.13.  Successors....................................................................................   58
   Section 10.14.  Severability..................................................................................   58
   Section 10.15.  Table of Contents, Headings, Etc..............................................................   58

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                                                        Indenture Section
310 (a)(1)................................................................................................  7.10
(a)(2) ...................................................................................................  7.10
(a)(3)....................................................................................................  N.A.
(a)(4)....................................................................................................  N.A.
(a)(5)....................................................................................................  7.10
(b)  .....................................................................................................  7.08, 7.10
(c)  .....................................................................................................  N.A.
311(a)....................................................................................................  7.11
(b)  .....................................................................................................  7.11
(c)  .....................................................................................................  N.A.
312 (a)...................................................................................................  2.05
(b)  .....................................................................................................  10.03
(c)  .....................................................................................................  10.03
313(a)....................................................................................................  7.06
(b)(1)....................................................................................................  N.A.
(b)(2)....................................................................................................  7.06
(c)  .....................................................................................................  7.06
(d)  .....................................................................................................  7.06
314(a)....................................................................................................  4.02, 4.03
(b)  .....................................................................................................  N.A.
(c)(1)....................................................................................................  10.04
(c)(2)....................................................................................................  10.04
(c)(3)....................................................................................................  N.A.
(d)  .....................................................................................................  N.A.
(e)  .....................................................................................................  N.A.
(f)  .....................................................................................................  N.A.
315 (a)...................................................................................................  7.01(b)
(b)  .....................................................................................................  7.05
(c)  .....................................................................................................  7.01(a)
(d)  .....................................................................................................  7.01(c)
(e)  .....................................................................................................  6.11
316 (a)(last sentence)....................................................................................  2.09
(a)(1)(A).................................................................................................  6.05
(a)(1)(B).................................................................................................  6.04
(a)(2)....................................................................................................  N.A.
(b)  .....................................................................................................  6.07
(c)  .....................................................................................................  9.04
317 (a)(1)................................................................................................  6.08
(a)(2)....................................................................................................  6.09
(b)  .....................................................................................................  2.04
318 (a)...................................................................................................  N.A.


N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

         INDENTURE, dated as of November 2, 1998, between NTL Incorporated, a Delaware corporation (the "COMPANY"), and The Chase Manhattan Bank, a New York corporation, as trustee (the "TRUSTEE").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined in Section 1.01) of the Company's 11 1/2% Senior Notes due 2008 (the "INITIAL NOTES") and, if and when issued in exchange for Initial Notes, the Company's 11 1/2% Series B Senior Notes due 2008 (the "EXCHANGE NOTES" and, together with the Initial Notes, the "NOTES"):

                                   ARTICLE I.

SECTION 1.01      DEFINITIONS.

         "9 1/2% NOTES" means the Company's 9 1/2% Senior Notes due 2008 and the Company's 9 1/2% Series B Senior Notes due 2008.

         "9 3/4% NOTES" means the Company's 9 3/4% Senior Deferred Coupon Notes due 2008 and the Company's 9 3/4% Series B Senior Deferred Coupon Notes due 2008.

         "10% NOTES" means the Company's 10% Series B Senior Notes due 2007.

         "10 3/4% NOTES" means the Company's 10 3/4% Senior Deferred Coupon Notes due 2008 and the Company's 10 3/4% Series B Senior Deferred Coupon Notes due 2008.

         "11 1/2% DEFERRED COUPON NOTES" means the Company's 11 1/2% Series B Senior Deferred Coupon Notes due 2006.

         "12 3/4% NOTES" means the Company's 12 3/4% Series A Senior Deferred Coupon Notes due 2005.

         "ACQUIRED DEBT" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time such Acquired Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such Acquired Person merging with or into or becoming a Subsidiary of such specified Person.

         "ACQUIRED PERSON" has the meaning specified in the definition of Acquired Debt.

         "ADJUSTED TOTAL ASSETS" means the total amount of assets of the Company and its Restricted Subsidiaries (including the amount of any Investment in any Non-Restricted Subsidiary), except to the extent resulting from write-ups of assets (other than write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as calculated in conformity with GAAP. For purposes of this Adjusted Total Assets definition, (a) assets shall be calculated less applicable accumulated depreciation, accumulated amortization and other valuation reserves, and (b) all calculations shall exclude all intercompany items.

         "ADJUSTED TOTAL CONTROLLED ASSETS" means the total amount of assets of the Company and its Cable Controlled Subsidiaries, except to the extent resulting from write-ups of assets (other than write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and such Cable Controlled Subsidiaries; and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Company and such Restricted Subsidiaries, all as calculated in conformity with GAAP; provided that Adjusted Total Controlled Assets shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to the aggregate amount of all Investments of the Company or any such Cable Controlled Subsidiaries in any Person other than a Cable Controlled Subsidiary, except Cash Equivalents. For purposes of this Adjusted Total Controlled Assets definition,
(a) assets shall be calculated less applicable accumulated depreciation, accumulated amortization and other valuation reserves, and (b) all calculations shall exclude all intercompany items.

         "AFFILIATE" of any specified Person means any other Person directly indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "AGENT" means any Registrar or Paying Agent.

         "ANNUALIZED PRO FORMA EBITDA" means, with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four.

         "ASSET SALE" means (i) any sale, lease, transfer, conveyance or other disposition of any assets (including by way of a sale-and-leaseback) other than the sale or transfer of inventory or goods held for sale in the ordinary course of business (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by Section 4.13 or 5.01 hereof) or (ii) any issuance, sale, lease, transfer, conveyance or other disposition of any Equity Interests of any of the Company's Restricted Subsidiaries to any Person; in either case other than (A) to (w) the Company, (x) any Wholly Owned Subsidiary, or (y) any Subsidiary which is a Subsidiary of the Company on the Issuance Date provided that at the time of and after giving effect to such issuance, sale, lease, transfer, conveyance or other disposition to such Subsidiary, the Company's ownership percentage in such Subsidiary is equal to or greater than such percentage on the Issuance Date or
(B) the issuance, sale, transfer, conveyance or other disposition of Equity Interests of a Subsidiary in exchange for capital contributions made on a pro rata basis by the holders of the Equity Interests of such Subsidiary.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board.

         "BUSINESS DAY" means any day that is not a Legal Holiday.

         "CABLE ASSETS" means tangible or intangible assets, licenses (including, without limitation, Licenses) and computer software used in connection with a Cable Business.

         "CABLE BUSINESS" means (i) any Person directly or indirectly operating, or owning a license to operate, a cable and/or television and/or telephone and/or telecommunications system or service principally within the United Kingdom and/or the Republic of Ireland and (ii) any Cable Related Business.

         "CABLE CONTROLLED PROPERTY" means a Cable Controlled Subsidiary or a Cable Asset held by a Cable Controlled Subsidiary.

         "CABLE CONTROLLED SUBSIDIARY" means any Restricted Subsidiary that is primarily engaged, directly or indirectly, in one or more Cable Businesses.

         "CABLE RELATED BUSINESS" means a Person which directly or indirectly owns or provides a service or product used in a Cable Business, including, without limitation, any television programming, production and/or licensing business or any programming guide or telephone directory business or content or software related thereto.

         "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

         "CAPITAL STOCK SALE PROCEEDS" means the aggregate net sale proceeds (including from the sale of any property received for the Capital Stock or the fair market value of such property, as determined by an independent appraisal firm) received by the Company or any Subsidiary of the Company from the issue or sale (other than to a Subsidiary) by the Company of any class of its Capital Stock after October 14, 1993 (including Capital Stock of the Company issued after October 14, 1993 upon conversion of or in exchange for other securities of the Company).

         "CASH EQUIVALENTS" means (i) Permitted Currency, (ii) securities issued or directly and fully guaranteed or insured by the United States government, a European Union member government or any agency or instrumentality thereof having maturities of not more than six months and two days from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank(s) domiciled in the United States, the United Kingdom, the Republic of Ireland or any other European Union member having capital and surplus in excess of $500 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated P-1 or the equivalent thereof by Moody's or A-1 or the equivalent thereof by S & P and in each case maturing within six months and two days after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

         "CHANGE OF CONTROL" means (i) the sale, lease or transfer of all or substantially all of the assets of the Company to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder),
(ii) the approval by the requisite stockholders of the Company of a plan of liquidation or dissolution of the Company, (iii) any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Company is substantially the same immediately after such transaction as it was immediately prior to such transaction, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

         "CHANGE OF CONTROL TRIGGERING EVENT" means the occurrence of both a Change of Control and a Ratings Decline.

         "COMPANY" means the party named as such above until a successor replaces it in accordance with Article V and thereafter means the successor.

         "CONSOLIDATED INTEREST EXPENSE" means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends, Restricted Subsidiary Preferred Stock Dividends and the interest component of rentals in respect of any capital lease obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person and its Subsidiaries (other than Non-Restricted Subsidiaries) during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a capital lease obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such capital lease obligation in accordance with GAAP consistently applied.

         "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries (other than Non-Restricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary, (ii) the Net Income of any Person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "CONVERTIBLE SUBORDINATED NOTES" means the Company's 7% Convertible Subordinated Notes issued pursuant to an indenture dated as of June 12, 1996, between the Company and The Chase Manhattan Bank (formerly known as Chemical
Bank), as trustee.

         "CREDIT FACILITY" means the Facilities Agreement, dated October 17, 1997, between NTL (UK) Group Inc., as principal guarantor, Chase Manhattan plc, as arranger, Chase Manhattan International

Limited, as agent and security trustee and the Chase Manhattan Bank as issuer, as such Facilities Agreement may be supplemented, amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time in an aggregate outstanding principal amount not to exceed the greater of
(i) (pound sterling) 555 million and (ii) the amount of the aggregate commitments thereunder as the same may be increased after March 13, 1998 as contemplated by the Facilities Agreement as amended or supplemented to March 13, 1998, but in no event greater than (pound sterling) 875 million, less in each case, the aggregate amount of all Net Proceeds of Asset Sales that have been applied to permanently reduce Indebtedness under the Credit Facility pursuant
Section 4.10 hereof. Indebtedness that may otherwise be incurred under this Indenture may, but need not, be incurred under the Credit Facility without regard to the limit set forth in the preceding sentence. Indebtedness outstanding under the Credit Facility on the date hereof shall be deemed to have been incurred on such date in reliance on the exception provided by Section 4.08(b)(i).

         "CUMULATIVE EBITDA" means the cumulative EBITDA of the Company from and after the Issuance Date to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero; provided, however, that EBITDA of Non-Restricted Subsidiaries shall not be included.

         "CUMULATIVE INTEREST EXPENSE" means the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Company from the Issuance Date to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.

         "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "DEPOSITARY" shall mean The Depository Trust Company, its nominees and their respective successors.

         "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

         "EBITDA" means, for any Person, for any period, an amount equal to (A) the sum of (i) Consolidated Net Income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash item reducing Consolidated Net Income for such period (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), minus (B) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Indebtedness that is convertible into, or exchangeable for Capital Stock).

         "EUROPEAN UNION MEMBER" means any country that is or becomes a member of the European Union or any successor organization thereto.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE RATE CONTRACT" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

         "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries in existence on the Issuance Date, until such amounts are repaid, including, without limitation, the Existing Notes.

         "EXISTING NOTES" means the Old Notes and the Convertible Subordinated Notes.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the Issuance Date and are applied on a consistent basis.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "HOLDER" means a Person in whose name a Note is registered in the register referred to in Section 2.03.

         "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases and sale-and-leaseback transactions) or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than obligations under an Exchange Rate Contract or an Interest Rate Agreement) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount

         "INDENTURE" means this Indenture, as amended from time to time.

         "INITIAL PURCHASERS" means Morgan Stanley & Co. Incorporated, Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co.

         "INTEREST RATE AGREEMENT" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement, the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.

         "INVESTMENT GRADE" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Company shall be permitted to select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

         "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances and loans, joint property ownership and other arrangements, in each case, made to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "ISSUANCE DATE" means the date on which the Notes are first authenticated and issued.

         "LICENSE" means any license issued or awarded pursuant to the Broadcasting Act 1990, the Cable and Broadcasting Act 1984, the
Telecommunications Act 1984 or the Wireless Telegraphy Act 1948 (in each case, as such Acts may, from time to time, be amended, modified or re-enacted) (or equivalent statutes of any jurisdiction) to operate or own a Cable Business.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or successor statutes) of any jurisdiction).

         "MATERIAL LICENSE" means a License held by the Company or any of its Subsidiaries which License at the time of determination covers a number of Net Households which equals or exceeds 5% of the aggregate number of Net Households covered by all of the Licenses held by the Company and its Subsidiaries at such time.

         "MATERIAL SUBSIDIARY" means (i) NTL UK Group, Inc. (formerly known as OCOM Sub II, Inc.), NTL Investment Holdings Limited, NTL Group Limited, CableTel Surrey Limited, CableTel Cardiff Limited, CableTel Glasgow, CableTel Newport and CableTel Kirklees and (ii) any other Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

         "MONETIZE" means a strategy with respect to Equity Interests that generates an amount of cash equal to the fair value of such Equity Interests.

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "NET HOUSEHOLDS" means the product of (i) the number of households covered by a License in the United Kingdom and (ii) the percentage of the entity holding such License which is owned directly or indirectly by the Company.

         "NET INCOME" means, with respect to any Person for a specific period, the net income (loss) of such Person during such period, determined in accordance with GAAP, excluding, however, any gain (but not loss) during such period, together with any related provision for taxes on such gain (but not loss), realized during such period in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions), and excluding any extraordinary gain (but not loss) during such period, together with any related provision for taxes on such extraordinary gain (but not loss).

         "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

         "NON-CONTROLLED SUBSIDIARY" means an entity which is not a Cable Controlled Subsidiary.

         "NON-RECOURSE DEBT" means Indebtedness or that portion of Indebtedness as to which none of the Company, nor any Restricted Subsidiary: (i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness); (ii) is directly or indirectly liable; or (iii) constitutes the lender.

         "NON-RESTRICTED SUBSIDIARY" means (A) a Subsidiary that (a) at the time of its designation by the Board of Directors as a Non-Restricted Subsidiary has not acquired any assets (other than as specifically permitted by clause (e) of "Permitted Investments" or Section 4.09 hereof), at any previous time, directly or indirectly from the Company or any of its Restricted Subsidiaries, (b) has no Indebtedness other than Non-Recourse Debt and (c) that at the time of such designation, after giving pro forma effect to such designation, the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company is equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such designation, provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such designation is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such designation; (B) any Subsidiary which (a) has been acquired or capitalized out of or by Equity Interests (other than Disqualified Stock) of the Company or Capital Stock Sale Proceeds therefrom, (b) has no Indebtedness other than Non-Recourse Debt and (c) is designated as a Non-Restricted Subsidiary by the Board of Directors or is merged, amalgamated or consolidated with or into, or its assets or capital stock is to be transferred to, a Non-Restricted Subsidiary; or (C) any Subsidiary of a Non-Restricted Subsidiary.

         "NOTES" has the meaning set forth in the preamble hereto.

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice President of the Company. See Sections 10.04 and 10.05 hereof.

         "OLD NOTES" means the 12 3/4% Notes, the 11 1/2% Deferred Coupon Notes, the 10 3/4% Notes, the 10% Notes, the 9 3/4% Notes and the 9 1/2% Notes.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 10.04 and 10.05 hereof.

         "OTHER QUALIFIED NOTES" means any outstanding senior indebtedness of the Company issued pursuant to an indenture having a provision substantially similar to Section 4.10 hereof (including, without limitation, the 12 3/4% Notes, the 11 1/2% Deferred Coupon Notes, the 10 3/4% Notes, the 10% Notes, the 9 3/4% Notes and the 9 1/2% Notes).

         "PERMITTED ACQUIRED DEBT" means, with respect to any Acquired Person (including, for this purpose, any Non-Restricted Subsidiary at the time such Non-Restricted Subsidiary becomes a Restricted Subsidiary), Acquired Debt of such Acquired Person and its Subsidiaries in an amount (determined on a consolidated basis) not exceeding the sum of (x) amount of the gross book value of property, plant and equipment of the Acquired Person and its Subsidiaries as set forth on the most recent consolidated balance sheet of the Acquired Person (which may be unaudited) prior to the date it becomes an Acquired Person and (y) the aggregate amount of any Cash Equivalents held by such Acquired Person at the time it becomes an Acquired Person.

         "PERMITTED CURRENCY" means the lawful currency of the United States or a European Union member.

         "PERMITTED DESIGNEE" means (i) a spouse or a child of a Permitted Holder, (ii) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iv) any Person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such Person.

         "PERMITTED HOLDERS" means George S. Blumenthal, J. Barclay Knapp and their Permitted Designees.

         "PERMITTED INVESTMENTS" means (a) any Investments in the Company or in a Cable Controlled Property or in a Qualified Subsidiary (including, without limitation, (i) Guarantees of Indebtedness of the Company, a Cable Controlled Subsidiary or a Qualified Subsidiary, (ii) Liens securing such Indebtedness or Guarantees or (iii) the payment of any balance deferred and unpaid of the purchase price of any Qualified Subsidiary); (b) any Investments in Cash Equivalents; (c) Investments by the Company in Indebtedness of a counter-party to an Exchange Rate Contract for hedging a Permitted Currency exchange risk that are made, for purposes other than speculation, in connection with such contract to hedge not more than the aggregate principal amount of the Indebtedness being hedged (or, in the case of Indebtedness issued with original issue discount, based on the amounts payable after the amortization of such discount); (d) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Cable Controlled Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company; and (e) any issuance, transfer or other conveyance of Equity Interests (other than Disqualified Stock) in the Company (or any Capital Stock Sale Proceeds therefrom) to a Subsidiary of the Company.

         "PERMITTED LIENS" means (a) Liens in favor of the Company; (b) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any of its Subsidiaries other than the property or assets subject to the Liens prior to such merger or consolidation; (c) liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (d) Liens existing on the Issuance Date; (e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor and (f) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties or minor imperfections of title that, in the aggregate, are not material in amount, and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries.

         "PERMITTED NON-CONTROLLED ASSETS" means Equity Interests in any Person primarily engaged, directly or indirectly, in one or more Cable Businesses if such Equity Interests (x) were acquired by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale or any Investment otherwise permitted under the terms of the Indenture and (y) to the extent that, after giving pro forma effect to the acquisition thereof by the Company or any of its Restricted Subsidiaries, Adjusted Total Controlled Assets is greater than 80% of Adjusted Total Assets based on the most recent consolidated balance sheet of the Company.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PREFERRED STOCK" means the 13% Senior Redeemable Exchangeable Preferred Stock of the Company with an original aggregate liquidation preference of $100,000,000.

         "PRO FORMA EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business (without giving effect to clause (iii) of the definition of Consolidated Net Income); and provided further that, with respect to the Company, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of the Company.

         "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of October 26, 1998, between the Company and the Initial Purchasers.

         "QUALIFIED SUBSIDIARY" means a Wholly Owned Subsidiary, or an entity that will become a Wholly Owned Subsidiary after giving effect to the transaction being considered, that at the time of and after giving effect to the consummation of the transaction under consideration, (i) is a Cable Business or holds only Cable Assets, (ii) has no Indebtedness (other than Indebtedness being incurred to consummate such transaction) and (iii) has no encumbrances or restrictions (other than such encumbrances or restrictions imposed or permitted by this Indenture, the indentures governing the Old Notes or any other instrument governing unsecured indebtedness of the Company which is pari passu with the Notes) on its ability to pay dividends or make any other distributions to the Company or any of its Subsidiaries.

         "RATING AGENCIES" means (i) S&P, (ii) Moody's and (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

         "RATING CATEGORY" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories), (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB to BB-, as well as from BB- to B+, will constitute a decrease of one gradation).

         "RATING DATE" means that date which is 90 days prior to the earlier of
(x) a Change of Control and (y) public notice of the occurrence of a Change of Control or of the intention by the Company or any Permitted Holder to effect a Change of Control.

         "RATINGS DECLINE" means the occurrence of any of the following events on, or within six months after, the date of public notice of the occurrence of a Change of Control or of the intention of the Company or any Person to effect a Change of Control (which period shall be extended so long as the rating of any of the Company's debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (a) in the event that any of the Company's debt securities are rated by both of the Rating Agencies on the Rating Date as Investment Grade, the rating of such securities by either of the Rating Agencies shall be below Investment Grade, (b) in the event that any of the Company's debt securities are rated by either, but not both, of the Rating Agencies on the Rating Date as Investment Grade, the rating of such securities by both of the Rating Agencies shall be below Investment Grade, or (c) in the event any of the Company's debt securities are rated below Investment Grade by both of the Rating Agencies on the Rating Date, the rating of such securities by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

         "REDEEMABLE DIVIDEND" means, for any dividend with regard to Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

         "REGISTERED EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement relating to the Notes, dated November 2, 1998, between the Company and the Initial Purchasers party thereto.

         "REPLACEMENT ASSETS" means (w) Cable Assets, (x) Equity Interests of any Person engaged, directly or indirectly, primarily in a Cable Business, which Person is or will become on the date of acquisition thereof a Restricted Subsidiary as a result of the Company's acquiring such Equity Interests, (y) Permitted Non-Controlled Assets or (z) any combination of the foregoing.

         "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company which is not a Non-Restricted Subsidiary.

         "RESTRICTED SUBSIDIARY PREFERRED STOCK DIVIDEND" means, for any dividend with regard to preferred stock of a Restricted Subsidiary, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such preferred stock.

         "S&P" means Standard & Poor's Ratings Group and its successors.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SUBORDINATED DEBENTURES" means the debentures exchangeable by the Company for the Preferred Stock in accordance with the Certificate of Designations therefor.

         "SUBSIDIARY" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (Sections) 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

         "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

         "TRUST OFFICER" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

         "WHOLLY OWNED SUBSIDIARY" means, at any time, a Restricted Subsidiary all of the Capital Stock of which (except directors' qualifying shares) is at the time owned directly or indirectly by the Company.

SECTION 1.02      OTHER DEFINITIONS.

                                                                      DEFINED
TERM                                                                IN SECTION
----                                                                ----------
"ADDITIONAL AMOUNTS"..........................................         4.14
"AFFILIATE TRANSACTION".......................................         4.11
"AGENT MEMBER"................................................         2.01
"ASSET SALE OFFER"............................................         4.10
"BANKRUPTCY LAW"..............................................         6.01
"CEDEL".......................................................         2.01
"CHANGE OF CONTROL PAYMENT"...................................         4.13
"COMMENCEMENT DATE"...........................................         3.09
"CUSTODIAN"...................................................         6.01
"DEFEASANCE"..................................................         8.02
"EUROCLEAR"...................................................         2.01
"EVENT OF DEFAULT"............................................         6.01
"EXCESS PROCEEDS".............................................         4.10
"GLOBAL NOTE".................................................         2.01
"INCUR".......................................................         4.08
"LEGAL HOLIDAY"...............................................        10.08
"OFFER AMOUNT"................................................         3.09
"OFFICER".....................................................        10.11
"PAYING AGENT"................................................         2.03
"PAYMENT DEFAULT".............................................         6.01
"PURCHASE DATE"...............................................         3.09
"PURCHASE OFFER"..............................................         4.13
"QIBS"........................................................         2.01
"REFINANCING INDEBTEDNESS"....................................         4.08
"REGULATION S"................................................         2.01
"REGULATION S GLOBAL NOTE" ...................................         2.01
"REGISTRAR"...................................................         2.03
"RESTRICTED NOTES"............................................         2.01
"RESTRICTED PAYMENTS".........................................         4.09
"RULE 144A"...................................................         2.01
"RULE 144A GLOBAL NOTE".......................................         2.01
"TENDER PERIOD"...............................................         3.09
"U.S. GOVERNMENT OBLIGATIONS".................................         8.02

SECTION 1.03      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Notes;

         "INDENTURE SECURITY HOLDER" means a Holder of a Note;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "institutional trustee" means the Trustee; and

         "OBLIGOR" on the Notes means the Company or any other obligor on the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04      RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

                  (c) references to "GAAP" shall mean GAAP in effect as of the time when and for the period as to which such accounting principles are to be applied;

                  (d) "OR" is not exclusive;

                  (e) words in the singular include the plural, and in the plural include the singular;

                  (f) provisions apply to successive events and transactions;

                  (g) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

                  (h) a reference to "$" or U.S. Dollars is to United States dollars and a reference to "L" is to British pounds sterling.


                                   ARTICLE II.

                                    THE NOTES

SECTION 2.01.     FORM AND DATING.

                  (a) General.

                  The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated by reference and expressly made a part of this

Indenture. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto, which is hereby incorporated by reference and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A or Exhibit B to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions of the Notes set forth in Exhibit A and Exhibit B are part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Notes.

                  The Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

                  Initial Notes offered and sold in reliance on Regulation S under the Securities Act ("REGULATION S"), as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the Global Notes Legend and Restricted Notes Legend set forth in Exhibit A hereto (the "REGULATION S GLOBAL NOTE"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its New York office, as custodian, for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("EUROCLEAR") or Cedel Bank, societe anonyme ("CEDEL"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  Initial Notes offered and sold to Qualified Institutional Buyers ("QIBS") in reliance on Rule 144A under the Securities Act ("RULE 144A"), as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the Global Notes Legend and Restricted Notes Legend set forth in Exhibit A hereto ("RULE 144A GLOBAL NOTE"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  Upon consummation of the Registered Exchange Offer, the Exchange Notes may be issued in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the Global Notes Legend but not the Restricted Notes Legend set forth in Exhibit A hereto, registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of such Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  (c) Book-Entry Provisions.

                  This Section 2.01(c) shall apply only to the Regulation S Global Note, the Rule 144A Global Note and the Exchange Notes issued in the form of one or more permanent Global Notes (collectively, the "GLOBAL NOTES") deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

                  Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

                  (d) Certificated Notes.

                  In addition to the provisions of Section 2.10, owners of beneficial interests in Global Notes may, upon request to the Trustee, receive a certificated Initial Note, which certificated Initial Note shall bear the Restricted Notes Legend set forth in Exhibit A hereto ("RESTRICTED NOTES").

                  After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to the Initial Notes and pursuant thereto, all requirements for Restricted Notes Legends on such Initial Note will cease to apply, and a certificated Initial Note without a Restricted Notes Legend will be available to the Holder of such Initial Notes. Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of Initial Notes are offered Exchange Notes in exchange for their Initial Notes, certificated Initial Notes with the Restricted Notes Legend set forth in Exhibit A hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated form without the Restricted Notes Legend set forth in Exhibit A hereto will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

SECTION 2.02.     EXECUTION AND AUTHENTICATION.

         Two Officers shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by two Officers, authenticate (1) Initial Notes for original issue up to an aggregate principal amount stated in paragraph 6 of the Initial Notes and (2) Exchange Notes for issue only in a Registered Exchange Offer, pursuant to the Registration Rights Agreement, in exchange for Initial Notes for a like principal amount. The aggregate principal amount of Notes outstanding at any time shall not exceed the amount set forth herein, except as provided in Section 2.07.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

         The Company shall maintain in the Borough of Manhattan, City of New York, State of New York and, if and as long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, (i) offices or agencies where the Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and (ii) offices or agencies where the Notes may be presented for payment ("PAYING AGENT"). The Company initially designates the Trustee at its corporate trust offices in the Borough of Manhattan, City of New York, State of New York to act as principal Registrar and Paying Agent and Chase Manhattan Bank Luxembourg S.A. to act as a Registrar and Paying Agent. The principal Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents in such other locations as it shall determine. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent or Registrar.

SECTION 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05.     HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06.     TRANSFER AND EXCHANGE.

         Where Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof).

         The Company shall not be required (i) to issue, register the transfer of or exchange any Note for a period beginning at the opening of business 15 days before the day of any selection of Notes to be redeemed under Section 3.02 hereof and ending at the close of business on the day of selection, or (ii) to register the transfer, or exchange, of any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (a) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(b) and this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend and under the heading "Transfer Restrictions" in the Company's Offering Memorandum dated October 26, 1998.

                  (i) Except for transfers or exchanges made in accordance with clauses (ii) through (iv) of this Section 2.06(a), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (ii) Rule 144A Global Note to Regulation S Global Note. If an owner of a beneficial interest in the Rule 144A Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Rule 144A Global Note to a Person who is required to take delivery thereof in the form of an interest in the Regulation S Global Note, such owner may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Notes. Upon receipt by the principal Registrar of
         (1) instructions given in accordance with the Depositary's procedures from an Agent Member directing the principal Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global
         Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase and (3) a certificate in the form of Exhibit C attached hereto given by the Holder of such beneficial interest, then the principal Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Rule 144A Global Note and to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial Interest in the Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note and to debit or cause to be debited from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

                  (iii) Regulation S Global Note to Rule 144A Global Note. If an owner of a beneficial interest in the Regulation S Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Regulation S Global Note to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Note, such Holder may, subject to the rules and procedures of Euroclear or Cedel, as the case may be, and the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Note. Upon receipt by the principal Registrar of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the principal Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit D attached hereto given by the owner of such beneficial interest, then Euroclear or Cedel or the principal Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced the Regulation S Global Note and to increase or cause to be increased the principal amount of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the principal Registrar shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note and to debit or cause to be debited from the account of the Person making such exchange or transfer the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

                  (iv) Global Note to Restricted Note. If an owner of a beneficial interest in a Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Global Note to a Person who is required to take delivery thereof in the form of a Restricted Note, such owner may, subject to the rules and procedures of Euroclear or Cedel, if applicable, and the Depositary, cause the exchange of such interest for one or more Restricted Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the principal Registrar of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary directing the principal Registrar to authenticate and deliver one or more Restricted Notes of the same aggregate principal amount as the beneficial interest in the Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Notes to be so issued and appropriate delivery instructions, (2) a certificate in the form of Exhibit E attached hereto given by the owner of such beneficial interest to the effect set forth therein, (3) a certificate in the form of Exhibit F attached hereto given by the Person acquiring the Restricted Notes for which such interest is being exchanged, to the effect set forth therein, and
         (4) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then Euroclear or Cedel, if applicable, or the principal Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced such Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Note that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Notes of the same aggregate principal amount in accordance with the instructions referred to above.

                  (v) Restricted Note to Restricted Note. If a Holder of a Restricted Note wishes at any time to transfer such Restricted Note to a Person who is required to take delivery thereof in the form of a Restricted Note, such Holder may, subject to the restrictions on transfer set forth herein and in such Restricted Note, cause the exchange of such Restricted Note for one or more Restricted Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the principal Registrar of (1) such Restricted Note, duly endorsed as provided herein, (2) instructions from such Holder directing the principal Registrar to authenticate and deliver one or more Restricted Notes of the same aggregate principal amount as the Restricted Note to be exchanged, such instructions to contain the name or authorized denomination or denominations of the Restricted Notes to be so issued and appropriate delivery instructions,
         (3) a certificate from the Holder of the Restricted Note to be exchanged in the form of Exhibit E attached hereto, (4) a certificate in the form of Exhibit F attached hereto given by the Person acquiring the Restricted Notes for which such interest is being exchanged, to the effect set forth therein, and (5) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall cancel or cause to be canceled such Restricted Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Notes of the same aggregate principal amount, in accordance with the instructions referred to above.

                  (vi) Other Exchanges. In the event that a beneficial interest in a Global Note is exchanged for Notes in definitive registered form pursuant to Section 2.10, prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (v) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A, Rule 144, Regulation S or any other available exemption from registration, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (vii) Distribution Compliance Period. Prior to the termination of the "DISTRIBUTION COMPLIANCE PERIOD" (as defined in Regulation S) with respect to the issuance of the Notes, transfers of interests in the Regulation S Global Note to "U.S. PERSONS" (as defined in Regulation S) shall be limited to transfers to QIBs made pursuant to the provisions of Sections 2.06(a)(iii). The Company shall advise the Trustee as to the termination of the distribution compliance period and the Trustee may rely conclusively thereon.

                  (viii) Regulation S Global Note to Certificated Note. Upon proper presentment to the Trustee of a certificate substantially in the form of Exhibit G hereto and subject to the rules and procedures of the Depositary or its direct or indirect participants, including Euroclear and Cedel, an interest in a Regulation S Global Note may be exchanged for a certificated Restricted Note. At any time following consummation of the Exchange Offer pursuant to the Registration Rights Agreement (provided that such consummation is after the expiration of the 40-day distribution compliance period provided for in Rule 903 of Regulation
         S), such exchange may be made without presentment of the certificate in substantially the form of Exhibit G by any Holder who certifies to the Trustee that such Holder would have been able to participate in such Exchange Offer and resell Exchange Notes without delivery of a prospectus under applicable rules and interpretations of the Commission, and such certificated Note shall be free from any restriction on transfer (other than such as are solely attributable to any holder's status).

                  (b) Except in connection with a Registered Exchange Offer or a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Initial Notes are issued upon the transfer, exchange or replacement of Initial Notes bearing the Restricted Securities Legend set forth in Exhibit A hereto, or if a request is made to remove such Restricted Notes Legend on Initial Notes, the Initial Notes so issued shall bear the Restricted Notes Legend, or the Restricted Notes Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144, Regulation S or any other available exemption from registration under the Securities Act or, with respect to Restricted Notes, that such Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver Initial Notes that do not bear the legend.

                  (c) Neither the Company nor the Trustee shall have any responsibility for any actions taken or not taken by the Depositary and the Company shall have no responsibility for any actions taken or not taken by the Trustee as agent or custodian of the Depositary.

SECTION 2.07.     REPLACEMENT NOTES.

         If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken or if such Note is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.     OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Note is replaced, paid or purchased pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced, paid or purchased Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

SECTION 2.09.     TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.     TEMPORARY NOTES; GLOBAL NOTES.

                  (a) Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

                  (b) A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes only in accordance with Section 2.01(d) or if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

                  (c) Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to Section 2.01(d) or to this Section 2.10 shall be surrendered by the Depositary to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Initial Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Initial Note in the form of certificated Notes delivered in exchange for an interest in the Global Notes shall, except as otherwise provided by Section 2.06(b) bear the Restricted Notes Legend set forth in Exhibit A hereto.

                  (d) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (e) In the event of the occurrence of either of the events specified in Section 2.10(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

SECTION 2.11.     CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall promptly cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes as the Company directs. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.     DEFAULTED INTEREST.

         If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus any interest payable on the defaulted interest, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders on a subsequent special record date. The Company shall fix any such record date and payment date, provided that no such record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before any such record date, the Company shall mail to Holders a notice that states the special record date, the related payment date and amount of such interest to be paid.

                                  ARTICLE III.

                                   REDEMPTION

SECTION 3.01.     NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of the Notes and Section 3.07 hereof or pursuant to the Optional Tax Redemption provision of the Notes (Section 8 of the Initial Notes and Section 7 of the Exchange Notes), it shall notify the Trustee of the redemption date and the principal amount of Notes to be redeemed, and in connection with an Optional Tax Redemption as provided in the Notes, such notice shall be accompanied by an Officers' Certificate to the effect that the conditions to such redemption contained herein have been complied with. The Company shall give each notice provided for in this Section 3.01 at least 50 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

SECTION 3.02.     SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed at any time, selection of Notes shall be made by the Trustee on a pro rata basis or by lot or by method that complies with the requirements of any exchange on which the Notes are listed and that the Trustee considers fair and appropriate, provided that no Notes of $1,000 or less shall be redeemed in part. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Notes outstanding not previously called for redemption. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

SECTION 3.03.     NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is to be redeemed in part only, the portion of the principal amount thereof redeemed, and that, after the redemption date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

                  (f) that interest on Notes called for redemption ceases to accrue on and after the redemption date; and

                  (g) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

         At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice, as provided in the preceding paragraph.

SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note. A notice of redemption may not be conditional.

SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE.

         On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

SECTION 3.06.     NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.     OPTIONAL REDEMPTION AND OPTIONAL TAX REDEMPTION.

         The Company may redeem all or any portion of the Notes, upon the terms and at the redemption prices set forth in each of the Notes. The Company may also redeem all of the Notes in accordance with the Optional Tax Redemption provision of the Notes (Section 8 of the Initial Notes and Section 7 of the Exchange Notes). Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.     MANDATORY REDEMPTION

         The Company shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 3.09.     ASSET SALE OFFER AND PURCHASE OFFER.

                  (a) In the event that, pursuant to Sections 4.10 or 4.13 hereof, the Company shall commence an offer to all Holders of the Notes to purchase Notes (the "ASSET SALE OFFER" or "PURCHASE OFFER"), the Company shall follow the procedures in this Section 3.09.

                  (b) The Asset Sale Offer or the Purchase Offer, as the case may be, shall remain open for a period specified by the Company which shall be no less than 30 calendar days and no more than 40 calendar days following its commencement (the "COMMENCEMENT DATE") (as determined in accordance with Section 4.10 or 4.13 hereof, as the case may be), except to the extent that a longer period is required by applicable law (the "TENDER PERIOD"). Upon the expiration of the Tender Period (the "PURCHASE Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.13 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer or the Purchase Offer, as the case may be.

                  (c) If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer or the Purchase Offer, as the case may be.

                  (d) The Company shall provide the Trustee with notice of the Asset Sale Offer or the Purchase Offer, as the case may be, at least 10 days before the Commencement Date.

                  (e) On or before the Commencement Date, the Company or the Trustee (at the expense of the Company) shall send, by first class mail, a notice to each of the Holders, which shall govern the terms of the Asset Sale Offer or the Purchase Offer and shall state:

                  (i) that the Asset Sale Offer or the Purchase Offer is being made pursuant to this Section 3.09 and, as applicable, Section 4.10 or
         4.13 hereof and the length of time the Asset Sale Offer or the Purchase Offer will remain open;

                  (ii) the Offer Amount, the purchase price (as determined in accordance with Section 4.10 or 4.13 hereof) and the Purchase Date, and in the case of a Purchase Offer made pursuant to Section 4.13 hereof, that all Notes tendered will be accepted for payment;

                  (iii) that any Note or portion thereof not tendered or accepted for payment will continue to accrue interest;

                  (iv) that, unless the Company defaults in the payment of the purchase price, any Note or portion thereof accepted for payment pursuant to the Asset Sale Offer or the Purchase Offer will cease to accrue interest after the Purchase Date;

                  (v) that Holders electing to have a Note or portion thereof purchased pursuant to any Asset Sale Offer or Purchase Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

                  (vi) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the second Business Day preceding the Purchase Date, or such longer period as may be required by law, a letter or a telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Holder, the principal amount of the Note or portion thereof the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note or portion thereof purchased;

                  (vii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount (as defined in Section
         4.10 hereof), the Trustee will select the Notes to be purchased pro rata or by a method that complies with the requirements of any exchange on which the Notes are listed and that the Trustee considers fair and appropriate with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased; and

                  (viii) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

         In addition, the notice shall, to the extent permitted by applicable law, be accompanied by a copy of the information regarding the Company and its Subsidiaries which is required to be contained in the most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K (including any financial statements or other information required to be included or incorporated by reference therein) and any Reports on Form 8-K filed since the date of such Quarterly Report or Annual Report (or would have been required to file if the Company remained a company incorporated in the United States), as the case may be, which the Company has filed (or would have been required to file if it remained a company incorporated in the United States) with the SEC on or prior to the date of the notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer or the Purchase Offer, as the case may be.

                  (f) At least one Business Day prior to the Purchase Date, the Company shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the terms of this Section. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Asset Sale Offer or the Purchase Offer, (ii) deliver or cause the depositary or Paying Agent to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating such Notes or portions thereof have been accepted for payment by the Company in accordance with the terms of this Section 3.09. The depositary, the Paying Agent or the Company, as the case may be, shall promptly (but in any case not later than ten (10) calendar days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the Holder thereof. The Company will publicly announce in a newspaper of general circulation the results of the Asset Sale Offer or the Purchase Offer on the Purchase Date.

                  (g) For the purposes of calculating the allocation of available Excess Proceeds to the Notes and each issue of Other Qualified Notes on a pro rata basis according to accreted value or principal amount, as the case may be, the relevant principal amount of the Notes and the relevant principal amount or the accreted value, as the case may be, of any Other Qualified Notes denominated in a currency other than United States dollars will be notionally converted into

         United States dollars from the currency such Other Qualified Notes are denominated in (the "BASE CURRENCY");

                  (i) in the case of determining the maximum principal amount of Notes and Other Qualified Notes that may be purchased out of the Excess Proceeds at the noon buying rate in the City of New York as certified for customs purposes by the Federal Reserve Bank of New York for cable transfers in the Base Currency (the "NOON BUYING RATE") on the Business Day which is 10 Business Days prior to the Commencement Date; and

                  (ii) in the case of determining the allocation of the remaining Excess Proceeds if the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes surrendered by holders in the Asset Sale Offer exceeds the remaining amount of Excess Proceeds, at the Noon Buying Rate on the second Business Day preceding the Purchase Date.

                  (h) The Asset Sale Offer or the Purchase Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials necessary to enable such Holders to tender their Notes.

                                   ARTICLE IV.

                                    COVENANTS

SECTION 4.01.     PAYMENT OF NOTES.

         The Company shall pay the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all principal and interest then due. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal and premium, if any, at the rate borne by the Notes, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

SECTION 4.02.     REPORTS.

         Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall file with the SEC and furnish to the Trustee and to the Holders of Notes, all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or the equivalent thereof under the Exchange Act for foreign private issuers in the event the Company becomes a corporation organized under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands), including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, in each case, in the form required by the rules and regulations of the SEC as in effect on the Issuance Date. This Section 4.02 will apply notwithstanding that the Company becomes a corporation organized under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands.

SECTION 4.03.     COMPLIANCE CERTIFICATE.

         The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or of interest, if any, on the Notes are prohibited.

         One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

         The Company will so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default.

         Immediately upon the occurrence of any event giving rise to the accrual of Special Interest (as such term is defined in Exhibit A hereto) or the cessation of such accrual, the Company shall give the Trustee notice thereof and of the event giving rise to such accrual or cessation (such notice to be contained in an Officers' Certificate) and prior to receipt of such Officers' Certificate the Trustee shall be entitled to assume that no such accrual has commenced or ceased, as the case may be.

SECTION 4.04.     STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.05.     CORPORATE EXISTENCE.

         Subject to Article V hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each subsidiary of the Company in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any subsidiary, if the Board of

Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders. The Company shall notify the Trustee in writing of any subsidiary which qualifies as a Material Subsidiary and is not specified in clause (i) of the definition thereof.

SECTION 4.06.     TAXES.

         The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

SECTION 4.07.     LIMITATIONS ON LIENS.

         Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except:

                  (a) Permitted Liens;

                  (b) Liens securing Indebtedness and related obligations to the extent such Indebtedness and related obligations are permitted under Sections 4.08(b)(i), (iii), (iv), (v), (viii), (ix) and (xi) hereof;

                  (c) Liens on the assets acquired or leased with the proceeds of Indebtedness permitted to be incurred under Section 4.08 hereof; and

                  (d) Liens securing Refinancing Indebtedness permitted to be incurred under Section 4.08 hereof; provided that the Refinancing Indebtedness so issued and secured by such Lien shall not be secured by any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets subject to the Liens securing such Indebtedness being refinanced.

SECTION 4.08.     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "INCUR") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock that is Disqualified Stock; provided, however, that the Company may incur Indebtedness or issue shares of Disqualified Stock and any of its Restricted Subsidiaries may issue shares of preferred stock that is Disqualified Stock if after giving effect to such issuance or incurrence on a pro forma basis, the sum of (x) Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis, (y) the liquidation value of outstanding preferred stock of Restricted Subsidiaries and (z) the aggregate amount payable by the Company and its Restricted Subsidiaries, on a consolidated basis, upon redemption of Disqualified Stock to the extent such amount is not included in the preceding clause (y) shall be less than the product of Annualized Pro Forma EBITDA for the latest fiscal quarter for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued multiplied by 7.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such quarter.

                  (b) The foregoing limitations in Section 4.08(a) shall not apply to:

                  (i) the incurrence by the Company or any Restricted Subsidiary of Indebtedness pursuant to the Credit Facility;

                  (ii) the issuance by any Restricted Subsidiary of preferred stock (other than Disqualified Stock) to the Company, any Restricted Subsidiary of the Company or the holders of Equity Interests in any Restricted Subsidiary on a pro rata basis to such holders;

                  (iii) the incurrence of Indebtedness or the issuance of preferred stock by the Company or any of its Restricted Subsidiaries the proceeds of which are (or the credit support provided by any such Indebtedness is), in each case, used to finance the construction, capital expenditure and working capital needs of a Cable Business (including, without limitation, payments made pursuant to any License), the acquisition of Cable Assets or the Capital Stock of a Qualified Subsidiary;

                  (iv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount not to exceed $50 million;

                  (v) the incurrence by the Company or any Restricted Subsidiary of any Permitted Acquired Debt;

                  (vi) the incurrence by the Company or any Subsidiary of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund the Notes, Existing Indebtedness or Indebtedness referred to in clauses (i), (ii), (iii),
         (iv) or (v) above or Indebtedness incurred pursuant to Section 4.08(a) hereof (the "REFINANCING INDEBTEDNESS"); provided, however, that (1) the principal amount of, and any premium payable in respect of, such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced or refunded (plus the amount of reasonable expenses incurred in connection therewith); (2) the Refinancing Indebtedness shall have (A) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, and (B) a stated maturity no earlier than the stated maturity of, the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (3) the Refinancing Indebtedness shall be subordinated in right of payment to the Notes as and to the extent of the Indebtedness being extended, refinanced, renewed, replaced or refunded;

                  (vii) the issuance of the Preferred Stock in lieu of payment of cash interest on the Subordinated Debentures or the incurrence by the Company of Indebtedness represented by the Subordinated Debentures upon the exchange of the Preferred Stock in accordance with the Certificate of Designations therefor;

                  (viii) Indebtedness under Exchange Rate Contracts, provided that such Exchange Rate Contracts are related to payment obligations under Existing Indebtedness or Indebtedness incurred under Section 4.08(a) or (b) hereof that are being hedged thereby, and not for speculation and that the aggregate notional amount under each such Exchange Rate Contract does not exceed the aggregate payment obligations under such Indebtedness;

                  (ix) Indebtedness under Interest Rate Agreements, provided that the obligations under such agreements are related to payment obligations on Existing Indebtedness or Indebtedness otherwise incurred pursuant to Section 4.08(a) or (b) hereof, and not for speculation;

                  (x) the incurrence of Indebtedness between the Company and any Restricted Subsidiary, between or among Restricted Subsidiaries and between any Restricted Subsidiary and other holders of Equity Interests of such Restricted Subsidiary (or other Persons providing funding on their behalf) on a pro rata basis and on substantially identical principal financial terms; provided, however, that if any such Restricted Subsidiary that is the payee of any such Indebtedness ceases to be a Restricted Subsidiary or transfers such Indebtedness (other than to the Company or a Restricted Subsidiary of the Company), such events shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or by a Restricted Subsidiary, as the case may be, at the time of such event; and

                  (xi) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary received in the ordinary course of business in connection with the construction or operation of a Cable Business.

                  (c) Any redesignation of a Non-Restricted Subsidiary as a Restricted Subsidiary shall be deemed for purposes of this Section 4.08 to be an incurrence of Indebtedness by the Company and its Restricted Subsidiaries of the Indebtedness of such Non-Restricted Subsidiary as of the time of such redesignation to the extent such Indebtedness does not already constitute Indebtedness of the Company or one of its Restricted Subsidiaries.

SECTION 4.09.     RESTRICTED PAYMENTS.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Restricted Subsidiary or (y) dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company, or (z) pro rata dividends or pro rata distributions payable by a Restricted Subsidiary);

                  (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company);

                  (iii) voluntarily purchase, redeem or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes; or

                  (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of such Restricted Payment:

                           (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                           (2) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issuance Date (including Restricted Payments permitted by clauses (ii) through (ix) of Section 4.09(b)), is less than the sum of (x) the difference between Cumulative EBITDA and
         1.5 times Cumulative Interest Expense plus (y) Capital Stock Sale Proceeds plus (z) cash received by the Company or a Restricted Subsidiary from a Non-Restricted Subsidiary (other than cash which is or is required to be repaid or returned to such Non-Restricted Subsidiary); provided, however, that to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the amount credited pursuant to this clause (z) shall be the lesser of (A) the cash received with respect to such sale, liquidation or repayment of such Restricted Investment (less the cost of such sale, liquidation or repayment, if any) and (B) the initial amount of such Restricted Investment, in each case as determined in good faith by the Company's Board of Directors.

                  (b) The foregoing provisions in Section 4.09(a) shall not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                  (ii) (x) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary or (y) an Investment in any Person, in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests (other than any Disqualified Stock) of the Company, provided that the Company delivers to the Trustee:

                           (1) with respect to any transaction involving in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such transaction is approved by a majority of the directors on the Board of Directors; and

                           (2) with respect to any transaction involving in excess of $25 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with high yield experience, together with an Officers' Certificate to the effect that such opinion complies with this clause (2), provided that the amount of such proceeds from the sale of such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause (a)(iv)(2)(y), above;

                  (iii) Investments by the Company or any Restricted Subsidiary in a Non-Controlled Subsidiary which (A) has no Indebtedness on a consolidated basis other than Indebtedness incurred to finance the purchase of equipment used in a Cable Business, (B) has no restrictions (other than restrictions imposed or permitted by this Indenture or the indentures governing the Other Qualified Notes or any other instrument governing unsecured indebtedness of the Company which is pari passu with the Notes) on its ability to pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries, (C) is or will be a Cable Business and (D) uses the proceeds of such Investment for constructing a Cable Business or the working capital needs of a Cable Business;

                  (iv) the redemption, purchase, defeasance, acquisition or retirement of Indebtedness that is subordinated to the Notes (including premium, if any, and accrued and unpaid interest) made by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of (A) Equity Interests of the Company, provided that the amount of such proceeds from the sale of such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause (a)(iv)(2)(y) above or (B) Refinancing Indebtedness permitted to be incurred under Section 4.08 hereof;

                  (v) Investments by the Company or any Restricted Subsidiary in a Non-Controlled Subsidiary which is or will be a Cable Business in an amount not to exceed $80 million in the aggregate plus the sum of (x) cash received by the Company or a Restricted Subsidiary from a Non-Restricted Subsidiary (other than cash which is or is required to be repaid or returned to such Non-Restricted Subsidiary) and (y) Capital Stock Sale Proceeds (excluding the aggregate net sale proceeds to be received upon conversion of the Convertible Subordinated Notes), provided that the amount of such proceeds from the sale of such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause (a)(iv)(2)(y) above;

                  (vi) Investments by the Company or any Restricted Subsidiary in Permitted Non-Controlled Assets;

                  (vii) the extension by the Company or any Restricted Subsidiary of trade credit to a Non-Restricted Subsidiary extended on usual and customary terms in the ordinary course of business, provided that the aggregate amount of such trade credit shall not exceed $25 million at any one time;

                  (viii) the payment of cash dividends on the Preferred Stock accruing on or after February 15, 2004 or any mandatory redemption or repurchase of the Preferred Stock, in each case, in accordance with the Certificate of Designations therefor; and

                  (ix) the exchange of all of the outstanding shares of Preferred Stock for Subordinated Debentures in accordance with the Certificate of Designations for the Preferred Stock.

                  (c) Any Investment in a Subsidiary (other than the issuance, transfer or other conveyance of Equity Interests of the Company (or any Capital Stock Sale Proceeds therefrom)) that is designated by the Board of Directors as a Non-Restricted Subsidiary shall become a

         Restricted Payment made on the date of such designation in the amount of the greater of (x) the book value of such Subsidiary on the date such Subsidiary becomes a Non-Restricted Subsidiary and (y) the fair market value of such Subsidiary on such date as determined (A) in good faith by the Board of Directors of such Subsidiary if such fair market value is determined to be less than $25 million and (B) by an investment banking firm of national standing with high yield underwriting expertise if such fair market value is determined to be in excess of $25 million.

                  (d) Not later than the fifth Business Day after making any Restricted Payment (other than those referred to in sub-clause (vii) of Section 4.09(b)), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this
         Section 4.09 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.10.     ASSET SALES.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to cause, make or suffer to exist any Asset Sale, unless:

                  (i) no Default exists or is continuing immediately prior to and after giving effect to such Asset Sale;

                  (ii) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced for purposes of this Section
         4.10 by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of; and

                  (iii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (w) Cash Equivalents, (x) Replacement Assets, (y) publicly traded Equity Interests of a Person who is, directly or indirectly, engaged primarily in one or more Cable Businesses; provided, however, that the Company or such Restricted Subsidiary shall Monetize such Equity Interests by sale to one or more Persons (other than to the Company or a Subsidiary thereof) at a price not less than the fair market value thereof within 180 days of the consummation of such Asset Sale, or (z) any combination of the foregoing clauses (w) through (y); provided, however, that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within five Business Days converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be Cash Equivalents (to the extent of the Cash Equivalents received in such conversion) for purposes of this clause (iii).

                  (b) Within 360 days after any Asset Sale, the Company (or the Restricted Subsidiary, as the case may be) shall cause the Net Proceeds from such Asset Sale:

                  (i) to be used to permanently reduce Indebtedness of a Restricted Subsidiary; or

                  (ii) to be invested or reinvested in Replacement Assets.

                  Pending final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture or the indentures for the Other Qualified Notes.

                  Any Net Proceeds from any Asset Sale that are not used or reinvested as provided in the preceding sentence constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $15 million, the Company shall make an offer (an "ASSET SALE OFFER") to all holders of Notes and Other Qualified Notes to purchase the maximum principal amount of Notes and Other Qualified Notes (determined on a pro rata basis according to the accreted value or principal amount, as the case may be, of the Notes and the Other Qualified Notes and in accordance with Section 3.09(g)(i)) that may be purchased out of the Excess Proceeds (x) with respect to the Other Qualified Notes, based on the terms set forth in the indenture related to each issue of the Other Qualified Notes and (y) with respect to the Notes, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, then such remaining Excess Proceeds shall be allocated pro rata according to accreted value or principal amount, as the case may be, to the Notes and each issue of the Other Qualified Notes and in accordance with Section 3.09(g)(ii), and the Trustee shall select the Notes to be purchased from the amount allocated to the Notes on the basis set forth in
Section 3.09(e) hereof. Upon completion of such offers to purchase each of the Notes and the Other Qualified Notes, the amount of Excess Proceeds will be reset at zero.

                  (c) Notwithstanding the provisions of Sections 4.10(a) and
         (b): the Company and its Subsidiaries may:

                  (i) sell, lease, transfer, convey or otherwise dispose of assets or property acquired after October 14, 1993, by the Company or any Subsidiary in a sale-and-leaseback transaction so long as the proceeds of such sale are applied within five Business Days to permanently reduce Indebtedness of a Restricted Subsidiary or if there is no such Indebtedness or such proceeds exceed the amount of such Indebtedness then such proceeds or excess proceeds are reinvested in a Replacement Assets within 360 days after such sale, lease, transfer, conveyance or disposition;

                  (ii) (x) swap or exchange assets or property with a Cable Controlled Subsidiary or (y) issue, sell, lease, transfer, convey or otherwise dispose of equity securities of any of the Company's Subsidiaries to a Cable Controlled Subsidiary, in each of cases (x) and
         (y) so long as (A) the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company after such transaction is equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction; provided, however, that if the ratio of Indebtedness to

         Annualized Pro Forma EBITDA of the Company immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such transaction and (B) either (I) the assets so contributed consist solely of a license to operate a Cable Business and the Net Households covered by all of the licenses to operate cable and telephone systems held by the Company and its Restricted Subsidiaries immediately after and giving effect to such transaction equals or exceeds the number of Net Households covered by all of the licenses to operate cable and telephone systems held by the Company and its Restricted Subsidiaries immediately prior to such transaction or (II) the assets so contributed consist solely of Cable Assets and the value of the Capital Stock received, immediately after and giving effect to such transaction, as determined by an investment banking firm of recognized standing with knowledge of the Cable Business, equals or exceeds the value of Cable Assets exchanged for such Capital Stock; or

                  (iii) issue, sell, lease, transfer, convey or otherwise dispose of Equity Interests (other than Disqualified Stock) of the Company (or any Capital Stock Sale Proceeds therefrom) to any Person (including Non-Restricted Subsidiaries).

SECTION 4.11.     TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless:

                  (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and

                  (b) the Company delivers to the Trustee:

                  (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million or any series of Affiliate Transactions with an Affiliate involving aggregate payments in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with Section 4.11 (a) and such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors; and

                  (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $25 million or any series of Affiliate Transactions with an Affiliate involving aggregate payments in excess of $25 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with high yield experience together with an Officers' Certificate to the effect that such opinion complies with this clause (ii); provided, however, that notwithstanding the foregoing provisions, the following shall not be deemed to be Affiliate
         Transactions:

                           (1) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or its predecessor or such Subsidiary;

                           (2) transactions between or among the Company and/or its Restricted Subsidiaries;

                           (3) transactions permitted by the provisions of
         Section 4.09 hereof;

                           (4) Liens permitted under Section 4.07 hereof which are granted by the Company or any of its Subsidiaries to an unrelated Person for the benefit of the Company or any other Subsidiary of the Company;

                           (5) any transaction pursuant to an agreement in effect on the Issuance Date;

                           (6) the incurrence of Indebtedness by a Restricted Subsidiary where such Indebtedness is owed to the holders of the Equity Interests of such Restricted Subsidiary on a pro rata basis and on substantially identical principal financial terms;

                           (7) management, operating, service or interconnect agreements entered into in the ordinary course of business with any Cable Business in which the Company or any Restricted Subsidiary has an Investment and which is not a Cable Controlled Subsidiary (and of which no Affiliate of the Company is an Affiliate other than as a result of such Investment); and

                           (8) any tax sharing agreement.

SECTION 4.12. DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (a) (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to the Company or any of its Subsidiaries, or

                  (b) make loans or advances to the Company or any of its Subsidiaries, or

                  (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

                  (i) Existing Indebtedness as in effect on the Issuance Date;

                  (ii) this Indenture and the Notes;

                  (iii) any agreement covering or relating to Indebtedness permitted to be incurred under Section 4.08(b)(i), (ii), (iii), (iv),
         (v), (viii) or (ix) hereof (but only, in the case of Section 4.08(b)(viii) or (ix), to the extent contemplated by the then-existing Credit Facility), provided that the provisions of such agreement permit any action referred to in clause (a) above in aggregate amounts sufficient to enable the payment of interest and principal and mandatory repurchases pursuant to the terms of this Indenture and the Notes, but provided further that: (x) any such agreement may nevertheless encumber, prohibit or restrict any action referred to in clause (a) above if an event of default under such agreement has occurred and is continuing or would occur as a result of any such action; and (y) any such agreement may nevertheless contain (I) restrictions limiting the payment of dividends or the making of any other distributions to all or a portion of excess cash-flow (or any similar formulation thereof) and (II) subordination provisions governing Indebtedness owed to the Company or any Restricted Subsidiary;

                  (iv) applicable law;

                  (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that the EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture;

                  (vi) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                  (vii) provisions of joint venture or stockholder agreements, so long as such provisions are determined by a resolution of the Board of Directors to be, at the time of such determination, customary for such agreements;

                  (viii) with respect to clause (c) above, purchase money obligations for property acquired in the ordinary course of business or the provisions of any agreement with respect to any Asset Sale (or transaction which, but for its size, would be an Asset Sale), solely with respect to the assets being sold; or

                  (ix) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are determined by a resolution of the Board of Directors to be no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.13.     CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described in
         Section 3.09 hereof (the "PURCHASE OFFER") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

                  (b) Within 40 days following any Change of Control Triggering Event, the Company shall mail to each Holder the notice provided by
         Section 3.09(e).

SECTION 4.14.     PAYMENT OF ADDITIONAL AMOUNTS.

         At least 10 days prior to the first date on which payment of principal and any premium or interest on the Notes is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers' Certificate described in this Section 4.14, the Company shall furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers' Certificate instructing the Trustee and the Paying Agent whether the Company is obligated to pay Additional Amounts (as defined in Section 3 of the Initial Notes or Section 2 of the Exchange Notes) with respect to such payment of principal, or of any premium or interest on the Notes. If the Company will be obligated to pay Additional Amounts with respect to such payment, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders and the Company will pay to the Trustee or the Paying Agent such Additional Amounts. The Company shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished to them pursuant to this Section 4.14.

         Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Offer Amount, interest or any other amount payable under or with respect to any Note such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this
Section 4.14 and Section 3 of the Initial Notes (or Section 2 of the Exchange Notes) to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section
4.14 and Section 3 of the Initial Notes (or Section 2 of the Exchange Notes) and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

                                   ARTICLE V.

                                   SUCCESSORS

SECTION 5.01.     MERGER, CONSOLIDATION OR SALE OF ASSETS.

         The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

                  (a) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands or of the United States, any state thereof or the District of Columbia;

                  (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the Obligations (including the due and punctual payment of Additional Amounts if the surviving corporation is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands) of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture;

                  (c) immediately after such transaction no Default or Event of Default exists;

                  (d) the Company or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will have a ratio of Indebtedness to Annualized Pro Forma EBITDA equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding the transaction; provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such transaction; and

                  (e) such transaction would not result in the loss of any material authorization or Material License of the Company or its Subsidiaries.

SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, assignment, transfer, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Notes.

                                   ARTICLE VI.

                              DEFAULTS AND REMEDIES

SECTION 6.01.     EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" occurs if:

                  (a) the Company defaults in the payment of interest (and Additional Amounts, if applicable) on any Note when the same becomes due and payable and the Default continues for a period of 30 days after the date due and payable;

                  (b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

                  (c) the Company fails to observe or perform any covenant or agreement contained in Section 4.08, 4.09, or 4.13 hereof;

                  (d) the Company fails to observe or perform any other covenant or agreement contained in this Indenture or the Notes, required by any of them to be performed and the Default continues for a period of 60 days after notice from the Trustee to the Company or from the Holders of 25% in aggregate principal amount of the then outstanding Notes to the Company and the Trustee stating that such notice is a "Notice of Default";

                  (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issuance Date, which default:

                  (i) is caused by a failure to pay when due principal of or interest on such Indebtedness within the grace period provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "PAYMENT DEFAULT"); or

                  (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

                  (f) a final judgment or final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary of the Company which remains undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5 million;

                  (g) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case;

                  (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                  (iv) makes a general assignment for the benefit of its creditors; or

                  (v) generally is unable to pay its debts as the same become due;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Material Subsidiary in an involuntary case;

                  (ii) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of its property; or

                  (iii) orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 60 days; and

                  (i) the revocation of a Material License.

The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors or the protection of creditors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02.     ACCELERATION.

         If an Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 6.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare all the Notes to be due and payable. Upon such declaration, the principal of, premium, if any, and interest on, the Notes shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of
Section 6.01 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. In the case of any Event of Default pursuant to the provisions of
Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 7 of the Initial Notes (Section 6 in the case of the Exchange Notes), an equivalent premium shall, upon demand of the Holders of at least 25% in principal amount of the then outstanding Notes delivered to the Company and the Trustee, also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default occurs prior to October 1, 2003, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to October 1, 2003, pursuant to
Section 7 of the Initial Notes (Section 6 in the case of the Exchange Notes), then the premium payable for purposes of this paragraph for each of the years beginning on October 1 of the years (November 2 in the case of 1998) set forth below shall, subject to the foregoing demand, be as set forth in the following table expressed as a percentage of the amount that would otherwise be due pursuant to this Section 6.02 hereof but for the provisions of this sentence.

                  Year                                             Percentage
                  ----                                             ----------
                  1998..........................................   115.333%
                  1999..........................................   113.416%
                  2000..........................................   111.500%
                  2001..........................................   109.583%
                  2002..........................................   107.667%

SECTION 6.03.     OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.     WAIVER OF PAST DEFAULTS.

         The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Note. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.     CONTROL BY MAJORITY.

         The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

SECTION 6.06.     LIMITATION ON SUITS.

         A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder gives to the Trustee notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder made pursuant to this Section.

SECTION 6.08.     COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.     PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee for amounts due under Section 7.07 hereof;

         Second: to Holders for amounts due and unpaid on the Notes for principal and interest (and Additional Amounts, if applicable), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

         Third: to the Company.

         The Trustee may fix a record date and payment date for any payment to Holders made pursuant to this Section.


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
SECTION 6.11.     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII.

                                     TRUSTEE

SECTION 7.01.     DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and to confirm the correctness of all mathematical computations.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this
         Section 7.01.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     RIGHTS OF TRUSTEE.

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) The Trustee shall not be charged with knowledge of any Event of Default under subsection (c), (d), (e), (f) or (i) (and subsection (a) or (b) if the Trustee does not act as Paying Agent) of
         Section 6.01 or of the identity of any Material Subsidiary referred to in clause (ii) of the definition thereof unless either (1) a Trust Officer of the Trustee assigned to its Corporate Trustee Administration Department shall have actual knowledge thereof, or (2) the Trustee shall have received notice thereof in accordance with Section 10.02 hereof from the Company or any Holder.

SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11 hereof.

SECTION 7.04.     TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Notes other than its authentication or for compliance by the Company with the Registration Rights Agreement.

SECTION 7.05.     NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.


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
SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after the reporting date stated in Section 10.11, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA (Section) 313(a) if and to the extent required by such (Section) 313(a). The Trustee also shall comply with TIA (Section) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (Section) 313(c).

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.     COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable disbursements, compensation and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees, disbursements and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Notes.

         Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         All amounts owing to the Trustee under this Section shall be payable by the Company in United States dollars.

SECTION 7.08.     REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA (Section) 310(b);

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA (Section) 310(b), any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08 hereof, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA (Section) 310(a)(1) and (5). The Trustee shall always have a combined capital and surplus as stated in Section 10.11 hereof. The Trustee is subject to TIA (Section) 310(b). The following indentures shall be deemed to be specifically described herein for the purposes of clause (i) of the first proviso contained in TIA (Section) 310(b): (a) indenture, dated as of April 20, 1995, between the Company and The Chase Manhattan Bank, as trustee, relating to the 12 3/4% Notes, as amended, (b) indenture, dated as of January 30, 1996, between the Company and The Chase Manhattan Bank, as trustee, relating to the 11 1/2% Deferred Coupon Notes, as amended, (c) indenture, dated as February 12, 1997, between the Company and The Chase Manhattan Bank, as trustee, relating to the 10% Notes, as amended, (d) indenture dated as of March 13, 1998, between the Company and The Chase Manhattan Bank, as trustee, relating to the Company's 9 1/2% Senior Notes due 2008, (e) indenture, dated as of March 13, 1998, between the Company and The Chase Manhattan Bank, as trustee, relating to the Company's 10 3/4% Senior Deferred Coupon Notes due 2008 and (f) indenture, dated as of March 13, 1998, between the Company and The Chase Manhattan Bank, as trustee, relating to Company's the 9 3/4% Senior Deferred Coupon Notes due 2008.

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA (Section) 311(a), excluding any creditor relationship listed in TIA (Section) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (Section) 311(a) to the extent indicated therein.

                                  ARTICLE VIII.

                             DISCHARGE OF INDENTURE

SECTION 8.01.     TERMINATION OF COMPANY'S OBLIGATIONS.

         This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.07 and 8.03 hereof shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

SECTION 8.02.     OPTION TO EFFECT DEFEASANCE.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have this Section 8.02 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Section. Upon the Company's election to have this Section 8.02 apply to all the outstanding Notes, the Company shall, subject to the satisfaction of the conditions set forth in the next paragraph, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date such conditions are satisfied (hereinafter, "DEFEASANCE"). For this purpose, Defeasance means that the Company shall be deemed to have paid and discharged the entire Obligations represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.03 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in the following paragraph, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due; (ii) the Company's obligations with respect to such Notes under Article II hereof; (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and (iv) this Article VIII.

                  In order to exercise Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, pursuant to an irrevocable trust and security agreement in form satisfactory to the Trustee, money in U.S. dollars sufficient or U.S. Government Obligations the principal of and interest on which will be sufficient or a combination thereof sufficient in the opinion of a nationally recognized firm of independent public accountants, expressed in a written certification thereof (in form satisfactory to the Trustee) to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, and interest on the outstanding Notes;

                  (b) the Company shall have delivered to the Trustee, an Opinion of Counsel (which counsel may be an employee of the Company) reasonably acceptable to the Trustee confirming that: (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

                  (c) no Event of Default shall have occurred and be continuing on the date of such Defeasance (other than an Event of Default resulting from or related to the incurrence of Indebtedness, the proceeds of which are to be applied to such deposit) or, insofar as Sections 6.01(g) and (h) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to the effect of any Bankruptcy Law insofar as those apply to the deposit by the Company);

                  (d) such Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (e) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit (or such greater period referred to in (c) above), the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

                  (g) the deposit shall not result in the Company, the Trustee or the trust fund established pursuant to (a) above being subject to regulation under the Investment Company Act of 1940, as amended;

                  (h) Holders of the Notes will have a valid, perfected and unavoidable (under applicable Bankruptcy Law), subject to the passage of time referred to clause (e) above, first priority security interest in the trust funds; and

                  (i) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (subject to customary exceptions), each stating that all conditions precedent provided for or relating to the Defeasance have been complied with.

         "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest (including Additional Amounts, if applicable) on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.03.     APPLICATION OF TRUST MONEY.

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02 hereof. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Notes.

SECTION 8.04.     REPAYMENT TO COMPANY.

         The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Holders entitled to the money must look to the Company for payment as general creditors unless any applicable abandoned property law designates another Person.

SECTION 8.05.     REINSTATEMENT.

         If (i) the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.03 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the Holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 hereof or such request is revoked by such Holders; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.     WITHOUT CONSENT OF HOLDERS.

         The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to comply with Section 5.01 hereof;

                  (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (d) to make any change that does not adversely affect the interests hereunder of any Holder; or

                  (e) to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

SECTION 9.02.     WITH CONSENT OF HOLDERS.

         Subject to Section 6.07 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in principal amount of the Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section may not:

                  (a) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions of Sections 7 and 8 of the Initial Note and Sections 6 and 7 of the Exchange Note (other than provisions relating to the covenants described under Sections 4.10 and 4.13);

                  (c) reduce the rate of or change the time for payment of interest on any Note;

                  (d) waive a default in the payment of the principal of, or interest on, any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) except as contemplated by Section 10.07(e), make any Note payable in money other than that stated in the Note;

                  (f) make any change in Section 6.04 or 6.07 hereof;

                  (g) waive a redemption payment with respect to any Note; or

                  (h) make any change in the foregoing amendment and waiver provisions of this Article 9.

         To secure a consent of the Holders under this Section 9.02, it shall not be necessary for the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver.

SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment, supplement or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (a) through (h) of Section 9.02 hereof. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder's Note.

SECTION 9.05.     NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

         Failure to make such notation on a Note or to issue a new Note as aforesaid shall not affect the validity and effect of such amendment or waiver.

SECTION 9.06.     TRUSTEE PROTECTED.

         The Trustee shall sign all supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE X.

                                  MISCELLANEOUS

SECTION 10.01.  TRUST INDENTURE ACT CONTROLS.

         This Indenture is subject to the provisions of the TIA that are required to be incorporated into this Indenture (or, prior to the registration of the Notes pursuant to the Registration Rights Agreement, would be required to be incorporated into this Indenture if it were qualified under the TIA), and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required (or would be so required) to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

SECTION 10.02.  NOTICES.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail to the other's address stated in Section 10.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Holder shall be mailed by first class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         All other notices or communications shall be in writing.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 10.03.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA (Section) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (Section) 312(c).

SECTION 10.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.03) shall include:

                  (a) a statement that the Person signing such certificate or rendering such opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 10.06.  RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07.  LEGAL HOLIDAYS.

         A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

SECTION 10.08.  NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

SECTION 10.09.  COUNTERPARTS AND FACSIMILE SIGNATURES.

         This Indenture may be executed by manual or facsimile signature in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.10.  VARIABLE PROVISIONS.

         "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

         The first certificate pursuant to Section 4.03 hereof shall be for the fiscal year ended on December 31, 1998.

         The reporting date for Section 7.06 hereof is March 15, of each year. The first reporting date is March 15, 1999.

         The Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

         The Company's address is:

                  NTL Incorporated
                  110 East 59th Street, 26th Floor
                  New York, New York 10022
                  Attention:   Richard J. Lubasch, Esq.

                               Senior Vice President and General Counsel

         The Trustee's address is:

                  The Chase Manhattan Bank
                  450 West 33rd Street
                  New York, New York 10001
                  Attention:   Corporate Trustee

                               Administration Department

SECTION 10.11.  GOVERNING LAW.

         THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

SECTION 10.12.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13.  SUCCESSORS.

         All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.14.  SEVERABILITY

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.15.  TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                     NTL INCORPORATED, as Company

                                     By:  /s/ Richard J. Lubasch
                                         Name:   Richard J. Lubasch
                                         Title:  Senior Vice President and
                                                  General Counsel

                                     THE CHASE MANHATTAN BANK, as Trustee

                                     By:  /s/ Andrew M. Deck
                                         Name:   Andrew M. Deck
                                         Title:  Vice President

                                                                       EXHIBIT A

                         [FORM OF FACE OF INITIAL NOTE]

                              [Global Notes Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Notes Legend]

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
(2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFF-SHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED

BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFF-SHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

No. ________
                                                                      $______

                                                   CUSIP No. [ ]/CINS No. [  ]


                          11 1/2% SENIOR NOTE DUE 2008

         NTL Incorporated, a Delaware corporation (the "COMPANY"), promises to pay to __________________________ or registered assigns, the principal sum of ____________________ $[____________] [,or such other amount as is indicated on
Schedule A hereof* ,] on October 1, 2008, subject to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

Interest Payment Dates:         April 1 and October 1, commencing April 1, 1999

Record Dates:                   March 15 and September 15

         IN WITNESS WHEREOF, NTL Incorporated has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                     Dated:_____________________

                                     NTL INCORPORATED


                                     by:________________________

                                     by:________________________






TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 11 1/2% Senior
Notes due 2008 described in the
within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee


By:______________________________________
         Authorized Officer



--------

*     Applicable to Global Notes Only

                        [FORM OF REVERSE OF INITIAL NOTE]

                                NTL INCORPORATED

                          11 1/2% Senior Note due 2008

         1. Interest. NTL INCORPORATED, a Delaware corporation (the "COMPANY"), is the issuer of 11 1/2% Senior Notes due 2008 (the "NOTES"). The Notes will accrue interest at a rate of 11 1/2% per annum. The Company promises to pay interest on the Notes in cash semiannually on each April 1 and October 1, commencing on April 1, 1999, to Holders of record on the immediately preceding March 15 and September 15, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from November 2, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the interest rate borne by the Notes, compounded semiannually, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same interest rate compounded semiannually. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Note.

         2. Special Interest. The Holder of this Note is entitled to the benefits of the Registration Rights Agreement relating to the Notes, dated as of November 2, 1998, between the Company and the Initial Purchasers party thereto (the "REGISTRATION RIGHTS AGREEMENT").

         In the event that either (a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the SEC on or prior to the 90th day following the date of original issuance of the Notes, (b) the Exchange Offer Registration Statement is not declared effective prior to the 180th day following the date of original issuance of the Notes (as such period may be extended in accordance with the SEC review delay provisions of the Registration Rights Agreement) or (c) the Registered Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is not declared effective on or prior to the 220th day following the date of original issuance of the Notes (as such period may be extended in accordance with the SEC review delay provisions of the Registration Rights Agreement) (each such event referred to in clauses (a) through (c) above, a "REGISTRATION DEFAULT"), interest will accrue (in addition to the stated interest on the Notes) from and including the next day following each of (i) such 90-day period in the case of clause (a) above and (ii) such 180-day period in the case of clause (b) above and (iii) such 220-day period in the case of clause (c) above (in each of cases (b) and (c) as such period is extended, if applicable, in the manner aforesaid) (each such period referred to in clauses (i)-(iii) above an "ACCRUAL PERIOD"), at a rate per annum equal to 0.50% of the principal amount of the Notes (determined daily). The amount of such additional interest (the "SPECIAL INTEREST") will increase by an additional 0.50% of the principal amount with respect to each subsequent applicable Accrual Period until all Registration Defaults have been cured, up to a maximum amount of Special Interest of 1.50% per annum of the principal amount (determined daily). In each case such additional interest will be payable in cash semiannually in arrears on each April 1 and October 1, commencing April 1, 1999, to Holders of record on the immediately preceding March 15 and September 15, respectively. In the event that a Shelf Registration Statement is declared effective pursuant to the terms of the Registration Rights Agreement, if the Company fails to keep such Registration Statement continuously effective for the period required by the Registration Rights Agreement, then from such time as the Shelf Registration Statement is no longer effective until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective, (ii) the date that is the second anniversary of the original issuance of the Notes or
(iii) the date as of which all of the Notes are sold pursuant to the Shelf Registration Statement, Special Interest shall accrue at a rate per annum equal to 0.50% of the principal amount of the Notes (1.00% thereof if the Shelf Registration Statement is no longer effective for 30 days or more) and shall be payable in cash semiannually in arrears on each April 1 and October 1, commencing April 1, 1999, to the Holders of record on the immediately preceding March 15 and September 15, respectively.

         3. Additional Amounts. This Section 3 shall apply only in the event that the Company becomes, or a successor to the Company is, a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands. All payments made by the Company on this Note shall be made without deduction for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) shall at any time be required in respect of any amounts to be paid by the Company under this Note, the Company shall pay or cause to be paid such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary in order that the net amounts received by a Holder of this Note after such deduction or withholding shall be not less than the amounts specified in this Note to which the Holder of this Note is entitled; provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

                         (a) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, nominee, trust, partnership or corporation), other than the holding of this Note or the receipt of amounts payable in respect of this Note, and the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of this Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder would have been entitled to Additional Amounts had this Note been presented on the last day of such period of 30 days;

                         (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder of this Note or, if different, the beneficial owner of the interest payable on this Note, with a timely request of the Company addressed to such Holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Holder or beneficial owner which is required or imposed by a statute, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge;

                         (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

                         (d) any tax, assessment or other governmental charge which is collectible otherwise than by withholding from payments of principal amount, redemption amount, Change of Control Payment or interest with respect to a Note or withholding from the proceeds of a sale or exchange of a Note;

                         (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal amount, redemption amount, Change of Control Payment or interest with respect to a Note, if such payment can be made, and is in fact made, without such withholding by any other Paying Agent located inside the United States;

                         (f) any tax, assessment or other governmental charge imposed on a Holder that is not the beneficial owner of a Note to the extent that the beneficial owner would not have been entitled to the payment of any such Additional Amounts had the beneficial owner directly held the Note;

                         (g) any combination of items (a), (b), (c), (d), (e) and (f) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, this Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor would not have been entitled to any Additional Amounts had such beneficiary or settlor been the Holder of this Note. All references to principal amount or interest on the Notes in the Indenture or the Notes shall include any Additional Amounts payable to the Company pursuant to this Section 3.

         4. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date for the next interest payment date even though Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal and premium payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to a holder's registered address. If a Holder so requests, principal, premium, if any, and interest may be paid by wire transfer of immediately available funds to an account previously specified in writing by such Holder to the Company and the Trustee.

         5. Paying Agent and Registrar. The Trustee will act as Paying Agent and Registrar in the City of New York, New York. Chase Manhattan Bank Luxembourg S.A. will act as Paying Agent and Registrar in Luxembourg if and as long as the Notes are listed on the Luxembourg Stock Exchange. The Company may change any Paying Agent or Registrar without prior notice. The Company or any of its Affiliates may act in any such capacity.

         6. Indenture. The Company issued the Notes under an Indenture, dated as of November 2, 1998 (the "INDENTURE"), between the Company and The Chase Manhattan Bank, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code (Sections) 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited to $625,000,000 in aggregate principal amount.

         7. Optional Redemption. Except as provided in Section 8 hereof, the Notes are not redeemable at the Company's option prior to October 1, 2003. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

                  Year                                        Percentage
                  ----                                        ----------
                  2003.....................................   105.570%
                  2004.....................................   103.833%
                  2005.....................................   101.917%
                  2006 and thereafter......................   100.000%


         8. Optional Tax Redemption. (a) The Notes may be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if after the date on which Section 3 of this Note becomes applicable (the "RELEVANT DATE") there has occurred any change in or amendment to the laws (or any regulations or official rulings promulgated thereunder) of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to the official application or interpretation of such laws, regulation or rulings (a "CHANGE IN TAX LAW") which becomes effective after the Relevant Date, as a result of which the Company is or would be so required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes as described under Section 3 hereof with respect to withholding taxes imposed by the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) (a "WITHHOLDING TAX") and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was imposed on the Relevant Date, provided, however, that (i) this paragraph shall not apply to the extent that, at the Relevant Date it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands was to occur after the Relevant Date, (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due, (iii) at the time such notice of redemption is given, such obligation to pay such Additional Amount remains in effect and (iv) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.

         The Notes may also be redeemed, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if the Person formed after the Relevant Date by a consolidation, amalgamation, reorganization or reconstruction (or other similar arrangement) of the Company or the Person into which the Company is merged after the Relevant Date or to which the Company conveys, transfers or leases its properties and assets after the Relevant Date substantially as an entirety (collectively, a "SUBSEQUENT CONSOLIDATION") is required, as a consequence of such Subsequent Consolidation and as a consequence of a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands occurring after the date of such Subsequent Consolidation to pay Additional Amounts with respect to

Notes with respect to Withholding Tax as described under Section 3 hereof and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was or would have been imposed on the date of such Subsequent Consolidation, provided, however, that this paragraph shall not apply to the extent that, at the date of such Subsequent Consolidation it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands was to occur after such date.

         The Company will also pay, or make available for payment, to Holders on the Redemption Date any Additional Amounts (as described, but subject to the exceptions referred to, in Section 3 hereof) resulting from the payment of such Redemption Price.

         9. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at his address of record. The Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

         If this Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such record date.

         10. Mandatory Redemption. The Company will not be required to make mandatory redemption or repurchase payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

         11. Repurchase at Option of Holder. (a) If there is a Change of Control Triggering Event, the Company shall be required to offer to purchase on the Purchase Date all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the Purchase Date. Holders of Notes that are subject to an offer to purchase will receive a Change of Control offer from the Company prior to any related Purchase Date and may elect to have such Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, and when the aggregate amount of Excess Proceeds from such Asset Sales exceeds $15 million, the Company shall be required to make an offer (an "ASSET SALE OFFER") to all holders of the Notes and Other Qualified Notes to purchase the maximum principal amount of Notes and Other Qualified Notes (determined on a pro rata basis according to the principal amount or accreted value, as the case may be, of the Notes and the Other Qualified Notes) that may be purchased out of the Excess Proceeds, with respect to the Notes, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer. To the extent that the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, then such remaining Excess Proceeds will be allocated pro rata according to principal amount or accreted value, as the case may be, to the Notes and each issue of the Other Qualified Notes and, the Trustee will select the Notes to be purchased in accordance with Section 3.09(e) of the Indenture. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

         12. Denominations, Transfer, Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed.

         13. Persons Deemed Owners. Except as provided in paragraph 4 of this Note, the registered Holder of a Note may be treated as its owner for all purposes.

         14. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders of Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         15. Defaults and Remedies. The Notes shall have the Events of Default set forth in Section 6.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal and interest accrued on the Notes shall become due and payable immediately without further action or notice. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

         16. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture or the Notes may be amended among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Holders, to make any change that does not adversely affect the rights of any Holder or to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

         17. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, engage in certain transactions with Affiliates, incur additional indebtedness and make payments in respect of Capital Stock. The limitations are subject to a number of important qualifications and exceptions.

         18. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

         19. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         20. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

         21. Authentication. The Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

         22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UGMA (= Uniform Gifts to Minors Act).

         The Company will furnish to any Holder of the Notes upon written request and without charge a copy of the Indenture. Request may be made to:

               NTL Incorporated
               110 East 59th Street, 26th Floor
               New York, New York 10022
               Attention of:  Richard J. Lubasch, Esq.
                              Senior Vice President and General Counsel

                                 ASSIGNMENT FORM

                        To assign this Note, fill in the
                                  form below:

                  (I) or (we) assign and transfer this Note to

                   __________________________________________
               (Insert assignee's social security or tax I.D. no.)

                   __________________________________________

                   __________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

         Your Signature:_____________________________________________________
                        (Sign exactly as your name appears on the
                                other side of this Note)


         Date: __________________

   Signature Guarantee:* ____________________________________________

         In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

         (1)  [ ] to the Company or any subsidiary thereof,

         (2)  [ ] to a qualified institutional buyer in compliance with Rule
                  144A,

         (3) [ ] inside the United States to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Notes of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act,

         (4) [ ] outside the United States in compliance with Rule 904 under the Securities Act,

         (5) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or

         (6) [ ] pursuant to an effective registration statement under the Securities Act.




-------------------------------
         * Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange

                                                      --------------------------
                                                      Signature

Signature Guarantee*


--------------------------
Signature must be guaranteed



       ------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: --------------------

--------------------------


* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.


                 NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Note or a portion thereof repurchased by the Company pursuant to Section 3.09, 4.10 or 4.13 of the Indenture, check the box: [ ]


                  If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased:
______________________


         Your Signature:_______________________________________________________
                                (Sign exactly as your name appears
                                   on the other side of this Note)


       Date: ________________________


       Signature Guarantee:**/




-------------------------------

**/ Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

                  The initial principal amount of this Global Note shall be $__________________. The following increases or decreases in the principal amount of this Global Note have been made:

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
 Amount of decrease in      Amount of increase      Principal amount of         Signature of          Date of exchange
  principal amount of       in principal amount       this Global Note       authorized officer        following such
    this Global Note        of this Global Note                              of Trustee or Notes    decrease or increase
                                                                                  Custodian
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------

                                                                       EXHIBIT B

                         [FORM OF FACE OF EXCHANGE NOTE]

                      [Global Notes Legend, if applicable]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. ___________                                                   $__________

                                                     CUSIP No. [  ]CINS No. [  ]

                      11 1/2% SERIES B SENIOR NOTE DUE 2008

         NTL Incorporated, a Delaware corporation (the "COMPANY") promises to pay to _________________________ or registered assigns, the principal sum of [ ] $[ ] [or such other amount as is indicated on Schedule A hereof]**** on October 1, 2008, subject to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

Interest Payment Dates:        April 1 and October 1, commencing April 1, 1999

Record Dates:                  March 15 and September 15

         IN WITNESS WHEREOF, NTL Incorporated has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated: ________________

                                        NTL INCORPORATED,

                                        by:____________________________________

                                        by:____________________________________






----------------------------------------------

****     Applicable to Global Notes only.

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 11 1/2% Series B Senior Notes due 2008 described in the within-mentioned Indenture.


THE CHASE MANHATTAN BANK, as Trustee

By: _____________________________________
         Authorized Officer

                       (FORM OF REVERSE OF EXCHANGE NOTE)

                                NTL INCORPORATED

                      11 1/2% Series B Senior Note due 2008

         1. Interest. NTL INCORPORATED, a Delaware corporation (the "COMPANY"), is the issuer of 11 1/2% Series B Senior Notes due 2008 (the "NOTES"). The Notes will accrue interest at a rate of 11 1/2% per annum. The Company promises to pay interest on the Notes in cash semiannually on each April 1 and October 1, commencing April 1, 1999, to Holders of record on the immediately preceding March 15 and September 15, respectively, at the rate of 11 1/2% per annum. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Company's 11 1/2% Senior Notes due 2008, or the Notes, as the case may be, or if no interest has been paid, from November 2, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal and premium, if any, at the interest rate borne by the Notes, compounded semiannually, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same interest rate compounded semiannually. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Note.

         2. Additional Amounts. This Section 2 shall apply only in the event that the Company becomes, or a successor to the Company is, a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands. All payments made by the Company on this Note shall be made without deduction for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or taxing authority thereof or therein) shall at any time be required in respect of any amounts to be paid by the Company under this Note, the Company shall pay or cause to be paid such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary in order that the net amounts received by a Holder of this Note after such deduction or withholding shall be not less than the amounts specified in this Note to which the Holder of this Note is entitled; provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

                  (a) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, nominee, trust, partnership or corporation), other than the holding of this Note or the receipt of amounts payable in respect of this Note, the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of this Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder would have been entitled to Additional Amounts had this Note been presented on the last day of such period of 30 days;

                  (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder of this Note or, if different, the beneficial owner of the interest payable on this Note, with a timely request of the Company addressed to such Holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Holder or beneficial owner which is required or imposed by a statute, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge;

                  (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

                  (d) any tax, assessment or other governmental charge which is collectible otherwise than by withholding from payments of principal amount, redemption amount, Change of Control Payment or interest with respect to a Note or withholding from the proceeds of a sale or exchange of a Note;

                  (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal amount, redemption amount, Change of Control Payment or interest with respect to a Note, if such payment can be made, and is in fact made, without such withholding by any other Paying Agent located inside the United States;

                  (f) any tax, assessment or other governmental charge imposed on a Holder that is not the beneficial owner of a Note to the extent that the beneficial owner would not have been entitled to the payment of any such Additional Amounts had the beneficial owner directly held the Note;

                  (g) any combination of items (a), (b), (c), (d), (e) and (f) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, this Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor would not have been entitled to any Additional Amounts had such beneficiary or settlor been the Holder of this Note. All references to principal amount or interest on the Notes in the Indenture or the Notes shall include any Additional Amounts payable to the Company pursuant to this Section 2.

         3. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date for the next interest payment date even though Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal and premium payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to a holder's registered address. If a Holder so requests, principal, premium, if any, and interest may be paid by wire transfer of immediately available funds to an account previously specified in writing by such Holder to the Company and the Trustee.

         4. Paying Agent and Registrar. The Trustee will act as Paying Agent and Registrar in the City of New York. Chase Manhattan Bank Luxembourg S.A. will act as Paying Agent and Registrar in Luxembourg if and as long as the Notes are listed on the Luxembourg Stock Exchange. The Company may change any Paying Agent or Registrar without prior notice. The Company or any of its Affiliates may act in any such capacity.

         5. Indenture. The Company issued the Notes under an indenture, dated as of November 2, 1998 (the "INDENTURE"), between the Company and The Chase Manhattan Bank, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code (Section)(Section) 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited to $625,000,000 in aggregate principal amount.

         6. Optional Redemption. Except as provided in Section 7 herein, the Notes are not redeemable at the Company's option prior to October 1, 2003. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

                  Year                                             Percentage
                  ----                                             ----------
                  2003 .........................................   105.570%
                  2004..........................................   103.833%
                  2005..........................................   101.917%
                  2006 and thereafter...........................   100.000%

         7. Optional Tax Redemption. (a) The Notes may be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if after the date on which Section 2 of this Note becomes applicable (the "RELEVANT DATE") there has occurred any change in or amendment to the laws (or any regulations or official rulings promulgated thereunder) of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to the official application or interpretation of such laws, regulations or rulings (a "CHANGE IN TAX LAW") which becomes effective after the Relevant Date, as a result of which the Company is or would be so required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes as described under Section 2 hereof with respect to withholding taxes imposed by the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) (a "WITHHOLDING TAX') and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was imposed on the Relevant Date, provided, however, that (i) this paragraph shall not apply to the extent that, at the Relevant Date it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands was to occur after the Relevant Date, (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due, (iii) at the time such notice of redemption is given, such obligation to pay such Additional Amount remains in effect and (iv) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.

         (b) The Notes may also be redeemed, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if the Person formed after the Relevant Date by a consolidation, amalgamation, reorganization or reconstruction (or other similar arrangement) of the Company or the Person into which the Company is merged after the Relevant Date or to which the Company conveys, transfers or leases its properties and assets after the Relevant Date substantially as an entirety (collectively, a "SUBSEQUENT CONSOLIDATION") is required, as a consequence of such Subsequent Consolidation and as a consequence of a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands occurring after the date of such Subsequent Consolidation to pay Additional Amounts with respect to Notes with respect to Withholding Tax as described under Section 2 hereof and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was or would have been imposed on the date of such Subsequent Consolidation, provided, however, that this paragraph shall not apply to the extent that, at the date of such Subsequent Consolidation it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands was to occur after such date.

         The Company will also pay, or make available for payment, to Holders on the Redemption Date any Additional Amounts (as described, but subject to the exceptions referred to, in Section 2 hereof) resulting from the payment of such Redemption Price.

         8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at his address of record. The Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption. If this Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such record date.

         9. Mandatory Redemption. The Company will not be required to make mandatory redemption or repurchase payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

         10. Repurchase at Option of Holder. (a) If there is a Change of Control Triggering Event, the Company shall be required to offer to purchase on the Purchase Date all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the Purchase Date. Holders of Notes that are subject to an offer to purchase will receive a Change of Control offer from the Company prior to any related Purchase Date and may elect to have such Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, and when the aggregate amount of Excess Proceeds from such Asset Sales exceeds $15 million, the Company shall be required to make an offer (an "ASSET SALE OFFER") to all holders of the Notes and Other Qualified Notes to purchase the maximum principal amount of Notes and other Qualified Notes (determined on a pro rata basis according to the principal amount or accreted value, as the case may be, of the Notes and the Other Qualified Notes) that may be purchased out of the Excess Proceeds with respect to the Notes, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer. To the extent that the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes surrendered by holders thereof exceeds the amount of Excess Proceeds then any remaining Excess Proceeds will be allocated pro rata according to principal amount or accreted value, as the case may be, to the Notes and each issue of the Other Qualified Notes and, the Trustee will select the Notes to be purchased in accordance with Section 3.09(e) of the Indenture. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

         11. Denominations, Transfer, Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed.

         12. Persons Deemed Owners. Except as provided in paragraph 3 of this Note, the registered Holder of a Note may be treated as its owner for all purposes.

         13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders of Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         14. Defaults and Remedies. The Notes shall have the Events of Default as set forth in Section 6.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal and interest accrued on the Notes shall become due and payable immediately without further action or notice. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Notes as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

         15. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture or the Notes may be amended among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Holders, to make any change that does not adversely affect the rights of any Holder or to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

         16. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, engage in certain transactions with Affiliates, incur additional Indebtedness and make payments in respect of Capital Stock. The limitations are subject to a number of important qualifications and exceptions.

         17. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

         18. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         19. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

         20. Authentication. The Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

         21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UGMA (= Uniform Gifts to Minors Act).

         The Company will furnish to any Holder of the Notes upon written request and without charge a copy of the Indenture. Request may be made to:

                  NTL Incorporated
                  110 East 59th Street, 26th Floor
                  New York, New York 10022
                  Attention of:     Richard J. Lubasch, Esq.
                                    Senior Vice President and General Counsel

                                 ASSIGNMENT FORM

                        To assign this Note, fill in the
                                  form below:

                  (I) or (we) assign and transfer this Note to
                   ------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

                   ------------------------------------------

                   ------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

         Your Signature:_______________________________________________________
                        (Sign exactly as your name appears on the other
                                    side of this Note)


         Date: __________________


       Signature Guarantee: **/ ______________________________




------------------

**/ Signature must be guaranteed by a commercial Bank, trust company or member of the New York Stock Exchange.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note or a portion thereof repurchased by the Company pursuant to Section 3.09, 4.10 or 4.13 of the Indenture, check the box: / /

         If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased: _____________________

         Your Signature:_______________________________________________________
                       (Sign exactly as your name appears on the other
                                     side of this Note)

       Date: ________________________

       Signature Guarantee:***

---------------------

*** Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

         The initial principal amount of this Global Note shall be $__________________. The following increases or decreases in the principal amount of this Global Note have been made:

-------------------------  ---------------------  ----------------------  ---------------------  ---------------------
 Amount of decrease in     Amount of increase     Principal amount of        Signature of         Date of exchange
  principal amount of      in principal amount      this Global Note      authorized officer       following such
    this Global Note       of this Global Note                            of Trustee or Notes   decrease or increase
                                                                               Custodian
-------------------------  ---------------------  ----------------------  ---------------------  ---------------------


-------------------------  ---------------------  ----------------------  ---------------------  ---------------------


-------------------------  ---------------------  ----------------------  ---------------------  ---------------------


-------------------------  ---------------------  ----------------------  ---------------------  ---------------------


-------------------------  ---------------------  ----------------------  ---------------------  ---------------------


-------------------------  ---------------------  ----------------------  ---------------------  ---------------------


-------------------------  ---------------------  ----------------------  ---------------------  ---------------------


-------------------------  ---------------------  ----------------------  ---------------------  ---------------------


-------------------------  ---------------------  ----------------------  ---------------------  ---------------------


-------------------------  ---------------------  ----------------------  ---------------------  ---------------------

                                                                       EXHIBIT C

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           FROM RULE 144A GLOBAL NOTE
                           TO REGULATION S GLOBAL NOTE
                  (Transfers pursuant to (Section) 2.06(a)(ii)
                                of the Indenture)


The Chase Manhattan Bank, as Trustee
450 West 33rd Street
New York, New York  10001
Attn:    Corporate Trustee Administration Department

                  Re: NTL Incorporated 11 1/2% Senior Notes due 2008 (the
"NOTES")

                  Reference is hereby made to the Indenture, dated as of November 2, 1998 (the "INDENTURE"), between NTL Incorporated, as Issuer, and The Chase Manhattan Bank, as Trustee.

                  This letter relates to $[ ] aggregate principal amount of Notes which are held in the form of the [Rule 144A Global Note (CUSIP No. )] with the Depositary in the name of [name of transferor] (the "TRANSFEROR") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Regulation S Global Notes.

                  In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and (i) with respect to transfers made in reliance on Regulation S, does hereby certify that:

                  (1) the offer of the Notes was not made to a Person in the United States;

                  (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended (the "SECURITIES ACT");

and (ii) with respect to transfers made in reliance on Rule 144 does hereby certify that the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act; and (iii) with respect to transfers made in reliance on Rule 144A, does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                  In addition, if the sale is made during a distribution compliance period and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Capitalized terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.

                                             [Name of Transferor]

                                             By:___________________________

                                                Name:
                                                Title:
Dated:

cc:   NTL Incorporated
      110 East 59th Street
      New York, New York  10022
      Attn:  Richard J. Lubasch, Esq.
             Senior Vice President and General Counsel

                                                                       EXHIBIT D

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                          FROM REGULATION S GLOBAL NOTE
                            TO RULE 144A GLOBAL NOTE
                  (Transfers pursuant to (Section) 2.06(a)(iii)
                                of the Indenture)

The Chase Manhattan Bank, as Trustee
450 West 33rd Street
New York, New York  10001
Attn:  Corporate Trustee Administration Department

                  Re:  NTL Incorporated 11 1/2% Senior Notes due 2008
                      (the "NOTES")

                  Reference is hereby made to the Indenture, dated as of November 2, 1998 (the "INDENTURE"), between NTL Incorporated, as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

                  This letter relates to $[ ] aggregate principal amount of Notes which are held in the form of the Regulation S Global Note (CINS No. [ ]) with the Depositary in the name of [name of transferor] (the "TRANSFEROR") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

                  In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                                                [Name of Transferor],

                                                By:___________________________
                                                   Name:
                                                   Title:
Dated:

cc:    NTL Incorporated
      110 East 59th Street
      New York, New York  10022
      Attn:  Richard J. Lubasch, Esq.
             Senior Vice President and General Counsel

                                                                       EXHIBIT E

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                         FROM GLOBAL NOTE OR RESTRICTED
                             NOTE TO RESTRICTED NOTE
                  (Transfers pursuant to (Section) 2.06(a)(iv)
                    or (Section) 2.06(a)(v) of the Indenture)


The Chase Manhattan Bank, as Trustee
450 West 33rd Street
New York, New York  10001
Attn:  Corporate Trustee Administration Department

               Re:  NTL Incorporated 11 1/2% Senior Notes due 2008 (the "NOTES")

         Reference is hereby made to the Indenture, dated as of November 2, 1998 (the "INDENTURE"), between NTL Incorporated, as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

         This letter relates to $[ ] aggregate principal amount of Notes which are held [in the form of the [Rule 144A/Regulation S] [Global] [Restricted] Note (CUSIP No. [ ] CINS No. [ ]) with the Depositary in the name of [name of transferor] (the "TRANSFEROR") to effect the transfer of the Notes.

         In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Notes and (ii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

*Insert, if appropriate.

                                                 [Name of Transferor],

                                                 By:___________________________
                                                    Name:
                                                    Title:
Dated:

cc:   NTL Incorporated
      110 East 59th Street
      New York, New York  10022
      Attn:  Richard J. Lubasch, Esq.
             Senior Vice President and General Counsel

                                                                       EXHIBIT F

               FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE


The Chase Manhattan Bank, as Trustee
450 West 33rd Street
New York, New York  10001
Attn:   Corporate Trustee Administration Department

               Re:  NTL Incorporated 11 1/2% Senior Notes due 2008 (the "NOTES")

         Reference is hereby made to the Indenture, dated as of November 2, 1998 (the "INDENTURE), between NTL Incorporated, as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

         This letter relates to $[ ] aggregate principal amount of Notes which are held [in the form of the [Rule 144/Regulation S] [Restricted] [Global] Note (CUSIP No. [ ] CINS No. [ ]) with the Depositary * * in the name of [name of transferor] (the "TRANSFEROR") to effect the transfer of the Notes to the undersigned.

         In connection with such request, and in respect of such Notes we confirm that:

         1. We understand that the Notes were originally offered in a transaction not involving any public offering in the United States within the meaning of the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), that the Notes have not been registered under the Securities Act and that
(A) the Notes may be offered, resold, pledged or otherwise transferred only (i) to a Person who the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, to a Person who the seller reasonably believes is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act), outside the United States in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company, (iii) pursuant to any other available exemption from registration or (iv) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) the purchaser will, and each subsequent Holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) above.

         2. We are a corporation, partnership or other entity having such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act, able to bear the economic risk of our proposed investment in the Notes.


--------------------------

* Insert and modify if appropriate

         3. We are acquiring the Notes for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

         4. We are, and each account (if any) for which we are purchasing Notes is, purchasing Notes having an aggregate principal amount of not less than $100,000 and, if such transfer is in respect of an aggregate principal amount of Notes of less than $100,000, we are providing an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

         5. We understand that (a) the Notes will be delivered to us in registered form only and that the certificate delivered to us in respect of the Notes will bear a legend substantially to the following effect:

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
(2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFF-SHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS

BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFF-SHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         and (b) such certificates will be reissued without the foregoing legend only in accordance with the terms of the Indenture.

         6. We agree that in the event that at some future time we wish to dispose of any of the Notes, we will not do so unless:

                      (a) the Notes are sold to the Company;

                      (b) the Notes are sold to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

                      (c) the Notes are sold outside the United States in
                  compliance with Rule 903 or Rule 904 under the Securities Act;

                      (d) the Notes are sold pursuant to an effective registration statement under the Securities Act; or

                      (e) the Notes are sold pursuant to any other available
                  exemption from registration, subject to the requirements of the legend set forth above.

                                             Very truly yours,

                                             [PURCHASER]


                                             By:______________________________
                                                      Name:
                                                      Title:

Dated:

cc:   NTL Incorporated
      110 East 59th Street
      New York, New York  10022
      Attn:  Richard J. Lubasch, Esq.
             Senior Vice President and General Counsel

                                                                       EXHIBIT G


                      FORM OF CERTIFICATE FOR TRANSFERS OF
                          REGULATION S GLOBAL NOTE FOR
                                RESTRICTED NOTES
                 (Transfers pursuant to (Section) 2.06(a)(viii))
                                  (Transferor)

The Chase Manhattan Bank
450 West 33rd Street
New York, New York  10001
Attn:  Corporate Trustee Administration Department

              Re:  NTL Incorporated 11 1/2% Senior Notes due 2008 (the "NOTES")

         Reference is hereby made to the Indenture, dated as of November 2, 1998 (the "INDENTURE"), between NTL Incorporated, as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

         This certificate relates to $[ ] aggregate principal amount of Notes which are held in the form of the Regulation S Global Note (CINS No. [ ]) with the Depositary in the name of [name of transferor] (the "TRANSFEROR") to effect the transfer of the beneficial interest in such Regulation S Global Note for a beneficial interest in an equivalent aggregate principal amount of Restricted Securities.

         In connection with such request, and in respect of such Notes, we confirm that:


         We are either not a U.S. Person (as defined below) or we have purchased our beneficial interest in the above referenced Regulation S Global
         Note in a transaction that is exempt from the registration requirements under the Securities Act.


         We are delivering this certificate in connection with obtaining a beneficial interest in Restricted Securities in exchange for our beneficial interest in the Regulation S Global Note.

For purposes of this certificate, "U.S. PERSON" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets),
(iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(a) under the Securities Act who are not natural Persons, estates or trusts); provided,




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
however, that the term "U.S. PERSON" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

         We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or other proceedings with respect to the matters covered by this certificate.


                       Very truly yours,

                      [TRANSFEROR]

                       By:___________________________
                          Name:
                          Title:

Dated: To be completed by the account Holder as, or as agent for, the beneficial owner(s) of the Notes to which this certificate relates.



cc:   NTL Incorporated
      110 East 59th Street
      New York, New York  10022
      Attn:  Richard J. Lubasch, Esq.
             Senior Vice President and General Counsel






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